                                                                    EXHIBIT 2.1










                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                              FRESH AMERICA CORP.

                                      AND

                           FRESHPOINT HOLDINGS, INC.



                            DATED AS OF MAY 3, 1999

                               TABLE OF CONTENTS

                                                                                                              Page No.
                                                                                                              --------
ARTICLE I THE MERGER.............................................................................................ii
     SECTION 1.01.      The Merger...............................................................................ii
     SECTION 1.02.      Closing; Closing Date; Effective Time...................................................iii
     SECTION 1.03.      Effect of the Merger....................................................................iii
     SECTION 1.04.      Directors and Executive Officers.........................................................iv
     SECTION 1.05.      Headquarters.............................................................................iv

ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES....................................................iv
     SECTION 2.01.      Merger Consideration; Conversion and Cancellation of Securities..........................iv
     SECTION 2.02.      Exchange and Surrender of Certificates..................................................vii

ARTICLE III REPRESENTATIONS AND WARRANTIES OF HOLDINGS...........................................................ix
     SECTION 3.01.      Organization and Qualification; Subsidiaries.............................................ix
     SECTION 3.02.      Charter and Bylaws.......................................................................ix
     SECTION 3.03.      Capitalization............................................................................x
     SECTION 3.04.      Authority................................................................................xi
     SECTION 3.05.      No Conflict; Required Filings and Consents..............................................xii
     SECTION 3.06.      Compliance With Laws...................................................................xiii
     SECTION 3.07.      Financial Statements....................................................................xiv
     SECTION 3.08.      Absence of Certain Changes or Events.....................................................xv
     SECTION 3.09.      No Undisclosed Liabilities..............................................................xvi
     SECTION 3.10.      Absence of Litigation...................................................................xvi
     SECTION 3.11.      Employee Benefit Plans; Labor Matters..................................................xvii
     SECTION 3.12.      Taxes....................................................................................xx
     SECTION 3.13.      Stockholders and Affiliates............................................................xxii
     SECTION 3.14.      Material Contracts.....................................................................xxii
     SECTION 3.15.      Insurance.............................................................................xxiii
     SECTION 3.16.      Properties............................................................................xxiii
     SECTION 3.17.      Year 2000 Compliance...................................................................xxiv
     SECTION 3.18.      Intellectual Property Rights...........................................................xxiv
     SECTION 3.19.      Customers and Suppliers.................................................................xxv
     SECTION 3.20.      Vote Required...........................................................................xxv
     SECTION 3.21.      Brokers.................................................................................xxv
     SECTION 3.22.      Information Supplied....................................................................xxv
     SECTION 3.23.      Transactions with Affiliates...........................................................xxvi

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY...........................................................xxvi
     SECTION 4.01.      Organization and Qualification; Subsidiaries...........................................xxvi
     SECTION 4.02.      Charter and Bylaws.....................................................................xxvi
     SECTION 4.03.      Capitalization........................................................................xxvii
     SECTION 4.04.      Authority............................................................................xxviii


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
     SECTION 4.05.      No Conflict; Required Filings and Consent..............................................xxix
     SECTION 4.06.      Compliance With Laws....................................................................xxx
     SECTION 4.07.      SEC Reports; Financial Statements......................................................xxxi
     SECTION 4.08.      Absence of Certain Changes or Events..................................................xxxii
     SECTION 4.09.      No Undisclosed Liabilities...........................................................xxxiii
     SECTION 4.10.      Absence of Litigation................................................................xxxiii
     SECTION 4.11.      Employee Benefit Plans; Labor Matters.................................................xxxiv
     SECTION 4.12.      Tax Matters..........................................................................xxxvii
     SECTION 4.13.      Material Contracts....................................................................xxxix
     SECTION 4.14.      Insurance................................................................................xl
     SECTION 4.15.      Properties...............................................................................xl
     SECTION 4.16.      Year 2000 Compliance....................................................................xli
     SECTION 4.17.      Intellectual Property Rights............................................................xli
     SECTION 4.18.      Customers and Suppliers.................................................................xli
     SECTION 4.19.      Vote Required..........................................................................xlii
     SECTION 4.20.      Brokers................................................................................xlii
     SECTION 4.21.      Opinion of Financial Advisor...........................................................xlii
     SECTION 4.22.      Transactions with Affiliates...........................................................xlii
     SECTION 4.23.      Certain Statutes.......................................................................xlii
     SECTION 4.24.      Information Supplied..................................................................xliii

ARTICLE V COVENANTS...........................................................................................xliii
     SECTION 5.01.      Affirmative Covenants of Holdings.....................................................xliii
     SECTION 5.02.      Negative Covenants of Holdings.........................................................xliv
     SECTION 5.03.      Affirmative Covenants of Company......................................................xlvii
     SECTION 5.04.      Negative Covenants of Company........................................................xlviii
     SECTION 5.05.      Financing Arrangement...................................................................lii
     SECTION 5.06.      No Solicitation by Company..............................................................lii
     SECTION 5.07.      Access and Information..................................................................liv
     SECTION 5.08.      Appropriate Action; Consents; Filings...................................................lvi
     SECTION 5.09.      Tax Treatment.........................................................................lviii
     SECTION 5.10.      Public Announcements..................................................................lviii
     SECTION 5.11.      NASDAQ Listing........................................................................lviii
     SECTION 5.12.      Meeting of Shareholders...............................................................lviii
     SECTION 5.13.      Registration Statement; Proxy Statement.................................................lix
     SECTION 5.14.      Insurance and Indemnification...........................................................lxi
     SECTION 5.15.      Employee Loans.........................................................................lxii
     SECTION 5.16.      Takeover Statutes......................................................................lxii

ARTICLE VI CLOSING CONDITIONS..................................................................................lxii
     SECTION 6.01.      Conditions to Obligations of Each Party Under This Agreement...........................lxii
     SECTION 6.02.      Additional Conditions to Obligations of Company........................................lxiv
     SECTION 6.03.      Additional Conditions to Obligations of Holdings.......................................lxvi

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER................................................................lxviii


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
     SECTION 7.01.      Termination..........................................................................lxviii
     SECTION 7.02.      Effect of Termination...................................................................lxx
     SECTION 7.03.      Amendment...............................................................................lxx
     SECTION 7.04.      Waiver..................................................................................lxx
     SECTION 7.05.      Expenses and Other Payments............................................................lxxi

ARTICLE VIII GENERAL PROVISIONS...............................................................................lxxii
     SECTION 8.01.      Effectiveness of Representations, Warranties and Agreements...........................lxxii
     SECTION 8.02.      Notices..............................................................................lxxiii
     SECTION 8.03.      Certain Definitions...................................................................lxxiv
     SECTION 8.04.      Headings..............................................................................lxxvi
     SECTION 8.05.      Severability..........................................................................lxxvi
     SECTION 8.06.      Entire Agreement.....................................................................lxxvii
     SECTION 8.07.      Assignment...........................................................................lxxvii
     SECTION 8.08.      Parties in Interest..................................................................lxxvii
     SECTION 8.09.      Failure or Indulgence Not Waiver; Remedies Cumulative................................lxxvii
     SECTION 8.10.      Governing Law.......................................................................lxxviii
     SECTION 8.11.      Counterparts........................................................................lxxviii


EXHIBITS

Exhibit A         Form of Articles of Incorporation
Exhibit B         Form of Bylaws
Exhibit C         Directors and Executive Officers
Exhibit D         Form of Employment Agreement
Exhibit E         Legal Opinions of Holdings Counsel
Exhibit F         Form of Shareholders' Agreement
Exhibit G         Form of Affiliate Letters
Exhibit H         Fisher Consent
Exhibit I         Legal Opinions of Company Counsel
Exhibit J         Registration Rights Agreement

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 3, 1999, is by and between Fresh America Corp., a Texas corporation ("Company"), and FreshPoint Holdings, Inc., a Delaware corporation ("Holdings").

                                    RECITALS

         WHEREAS, Holdings, upon the terms and subject to the conditions of this Agreement, will merge with and into Company (the "Merger"), and pursuant thereto, the issued and outstanding shares of common stock, $.01 par value, of Holdings (the "Holdings Common Stock") and Holdings Preferred Stock (as defined in Section 3.03(a)) will be converted into the right to receive shares of common stock, $0.01 par value, of Company (the "Company Common Stock");

         WHEREAS, the Board of Directors of Company has determined that the Merger is fair to, and in the best interests of, Company and its shareholders, and has approved and adopted this Agreement and the transactions contemplated hereby;

         WHEREAS, the Board of Directors of Holdings has determined that the Merger is fair to, and in the best interests of, Holdings and its stockholders, and has approved and adopted this Agreement and the transactions contemplated hereby;

         WHEREAS, as a condition and an inducement to Company's willingness to enter into this Agreement, Albert Fisher Holdings, Inc. ("Fisher") has executed and delivered to Holdings a consent letter (the "Fisher Consent"), which is attached hereto as Exhibit H;

         WHEREAS, as a condition and an inducement to Company's willingness to enter into this Agreement, this Agreement and the transactions contemplated hereby have been approved by any required vote of Holdings Common Stock and Holdings Preferred Stock, subject to the terms of the Fisher Consent;

         WHEREAS, as a condition and an inducement to Holdings' willingness to enter into this Agreement, certain shareholders of Company (the "Company Principal Shareholders") have granted irrevocable proxies to Holdings (the "Company Proxies") to vote all Company Common Stock beneficially owned by such Company Principal Shareholders in favor of approval and adoption of this Agreement and the Merger; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   AGREEMENT

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Texas Business Corporation Act (the "Texas Act") and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.02), Holdings shall be merged with and into Company. As a result of the Merger, the separate corporate existence of Holdings shall cease and Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Certain terms used in this Agreement are defined in Section 8.03.

         SECTION 1.02. Closing; Closing Date; Effective Time. Unless this Agreement shall have been terminated pursuant to Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hughes & Luce, L.L.P., 1717 Main Street, Dallas, Texas as soon as practicable (but in any event within two business days) after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions which by their nature are to be satisfied at the Closing), or at such other date, time and place as Company and Holdings may agree. The date on which the Closing takes place is referred to herein as the "Closing Date." As promptly as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Texas Secretary of State and a certificate of merger with the Delaware Secretary of the State, in such form as required by, and executed in accordance with the relevant provisions of, the Texas Act and the DGCL (the date and time of such filing, or such later date or time agreed upon by Company and Holdings and set forth therein, being the "Effective Time").

         SECTION 1.03. Effect of the Merger.

                  (a) The effect of the Merger shall be as provided in the applicable provisions of the Texas Act and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges and powers of Holdings will vest in the Surviving Corporation, and all debts, liabilities and duties of Holdings shall become the debts, liabilities and duties of the Surviving Corporation.

                  (b) The name of the Surviving Corporation shall be "FreshPoint America, Inc."

                  (c) The articles of incorporation of Company, as in effect immediately prior to the execution of this Agreement, shall be amended and restated as of the Effective Time as set forth in Exhibit A and, as so amended and restated, such articles of incorporation shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (d) The bylaws of Company, as in effect immediately prior to the execution of this Agreement, shall be as set forth in Exhibit B and, as so amended and restated, such bylaws shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.04. Directors and Executive Officers. The Board of
Directors (including classes thereof) and executive officers of the Surviving Corporation shall be as set forth in Exhibit C, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed, as the case may be. If any director set forth on Exhibit C shall be unable to serve as a director at the Effective Time, the party which designated such individual as indicated in Exhibit C shall designate another individual to serve in such individual's place. The committees of the Board of Directors of the Surviving Corporation will include an audit committee, compensation committee, finance committee and stock option plan administration committee, the members of which shall be duly elected by the Board of Directors of the Surviving Corporation in accordance with the bylaws of the Surviving Corporation, as amended and restated.

         SECTION 1.05. Headquarters. The Surviving Corporation's headquarters will be in Dallas, Texas.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.01. Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Company, Holdings or their respective shareholders:

                  (a) Subject to the other provisions of this Article II, the aggregate shares of Holdings Common Stock and Holdings Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any Holdings Common Stock described in Section 2.01(d) and any Holdings Preferred Stock described in Section 2.01(d)) shall be converted into the Merger Consideration. The term "Merger Consideration" shall mean 5,685,826 shares of Company Common Stock.

                  (b) Subject to the other provisions of this Article II, each share of Holdings Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Holdings Common Stock described in Section 2.01(d)) shall be converted into the Merger Consideration Per Common Share. The term "Merger Consideration Per Common Share" shall mean the Common Stock Merger Consideration divided by the number of issued and outstanding shares of Holdings Common Stock at the Effective Time. The term "Common Stock Merger Consideration" shall mean the Merger Consideration minus the Preferred Stock Merger Consideration (as defined below).

                  (c) Subject to the other provisions of this Article II, each share of Holdings Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any Holdings Preferred Stock described in Section 2.01(d)) shall be converted into the Merger Consideration Per Preferred Share. The term "Merger Consideration Per Preferred Share" shall mean the Preferred Stock Merger Consideration divided by the number of issued and outstanding shares of Holdings Preferred Stock at the Effective Time. The term "Preferred Stock Merger Consideration" shall mean the number of shares of Company Common Stock determined by dividing the aggregate of the Deemed Value of all of the shares of Holdings Preferred Stock issued and outstanding five business days prior to the Effective Time by the Company Common Stock Market Value. "Deemed Value" for each share shall mean $1,000 per share plus any accrued and unpaid dividends. The "Company Common Stock Market Value" shall mean the average of the closing price per share (as published in the Wall Street Journal) of the Company Common Stock during the period which is the lesser of (i) ninety trading days ending five trading days prior to the Closing Date or (ii) the number of trading days commencing on the day of public announcement of the Merger (no later than one day after this Agreement is executed and delivered) and ending five trading days prior to the Closing Date.

                  (d) Each share, if any, of Holdings Common Stock or Holdings Preferred Stock owned by Holdings or by any subsidiary of Holdings immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no consideration shall be made with respect thereto.

                  (e) Each certificate previously evidencing Holdings Common Stock or Holdings Preferred Stock outstanding immediately prior to the Effective Time (other than Holdings Common Stock or Holdings Preferred Stock described in Section 2.01(d)) (the "Converted Shares") shall thereafter represent the right to receive, subject to Section 2.02(d), that number of shares of Company Common Stock determined pursuant to the Merger Consideration Per Common Share or Merger Consideration Per Preferred Share, as applicable, and, if applicable, cash in lieu of fractional shares pursuant to Section 2.02(d). The holders of certificates previously evidencing Converted Shares shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law. Such certificates previously evidencing Converted Shares shall be exchanged for certificates evidencing whole shares of Company Common Stock upon the surrender of such certificates evidencing Converted Shares in accordance with the provisions of Section 2.02, without interest.

                  (f) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time.

                  (g) In the event that prior to the Effective Time there shall be a change in the number of shares of Company Common Stock, Holdings Common Stock or Holdings Preferred Stock issued and outstanding by reason of any issuance (except for issuances contemplated in Section 5.04), distribution, stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or plan of exchange or similar transaction, the Common Stock Merger

Consideration and the Preferred Stock Merger Consideration shall be correspondingly adjusted to eliminate the effects of such event.

         SECTION 2.02. Exchange and Surrender of Certificates.

                  (a) At or as soon as practicable after the Effective Time, the holders of certificates previously evidencing Converted Shares shall be entitled to receive, upon surrender of such certificates to Company, a certificate or certificates representing the number of shares of Company Common Stock into which the Converted Shares so surrendered shall have been converted as aforesaid, in such denominations and registered in such names as the applicable holder may request. Until so surrendered and exchanged, each certificate previously evidencing Converted Shares shall represent solely the right to receive Company Common Stock and cash in lieu of fractional shares in accordance with the provisions of Section 2.02(d). Unless and until any such certificates representing Converted Shares shall be so surrendered and exchanged, no dividends or other distributions payable to the holders of record of Company Common Stock as of any time on or after the Effective Time shall be paid to the holders of record of Converted Shares; provided, however, that, upon any such surrender and exchange of such certificates, there shall be paid to the holders of record of Converted Shares (i) the amount, without interest thereon, of dividends and other distributions, if any, with a record date on or after the Effective Time paid with respect to such whole shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Company Common Stock. Notwithstanding the foregoing, no party hereto shall be liable to any former holder of Converted Shares for any cash, Company Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

                  (b) All shares of Company Common Stock issued upon the surrender for exchange of certificates previously representing Converted Shares in accordance with the terms hereof (including any cash paid in lieu of fractional shares pursuant to Section 2.02(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Converted Shares. At and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Holdings Common Stock or Holdings Preferred Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates which previously evidenced Converted Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (c) If certificates for shares of Company Common Stock are to be issued in a name other than the holder of Converted Shares, it shall be a condition of the issuance thereof that the certificates so surrendered shall be properly endorsed, with signatures guaranteed, and otherwise in proper form for transfer and that such holder shall have paid to Company or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Company Common Stock in any name other than that of such holder, or established to the satisfaction of Company or its transfer agent that such tax has been paid or is not payable.

                  (d) No certificates or scrip evidencing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of certificates representing Holdings Common Stock or Holdings Preferred Stock, and such fractional share interests will not entitle the holder thereof to any rights of a shareholder of Company. In lieu of any such fractional shares, the holder thereof, upon surrender of such certificate for exchange pursuant to this Article II, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the closing price for a share of Company Common Stock on the NASDAQ Stock Market ("NASDAQ") as reported in the Wall Street Journal (Southwestern Edition) on the Closing Date, by (ii) the fractional interest to which the holder thereof would otherwise be entitled (after taking into account all Converted Shares held of record by such holder).

                  (e) Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as Company (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares in respect of which such deduction and withholding was made by Company.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

         Holdings hereby represents and warrants to Company that:

         SECTION 3.01. Organization and Qualification; Subsidiaries. Each of Holdings and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Material Adverse Effect. Schedule 3.01 sets forth a true and complete list of all of Holdings' directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation of each such subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Holdings or another subsidiary of Holdings.

         SECTION 3.02. Charter and Bylaws. Holdings has made available to Company complete and correct copies of the charter and the bylaws, in each case as amended or restated, of Holdings and each of its subsidiaries. Holdings is not in violation of any of the provisions of its charter or bylaws.

         SECTION 3.03. Capitalization.

                  (a) The authorized capital stock of Holdings consists of (i) 20,000 shares of Holdings Common Stock, of which on the date hereof (A) 8,800 shares are issued and outstanding, (B) no shares were held in treasury, and (C) 1,344 shares were reserved for future issuance pursuant to warrants, and (ii) 45,000 shares of preferred stock, $.01 par value, of which the following are issued and outstanding on the date hereof: (A) 3,796.7 shares of Series A Exchangeable Preferred Stock, (B) 8,467.2 shares of Series A-1 Exchangeable Preferred Stock and (C) 3,328.3 shares of Series A-2 Exchangeable Preferred Stock (collectively, the "Holdings Preferred Stock"). All of the issued and outstanding shares of Holdings' capital stock are owned as set forth in the shareholder summary in Schedule 3.03(a). Except as described in this Section 3.03, no shares of capital stock of Holdings are reserved for any purpose. The outstanding shares of capital stock of Holdings and its subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any securities laws, preemptive or similar rights created by statute, the charter or bylaws of Holdings or any of its subsidiaries, or any agreement to which Holdings or any of its subsidiaries is a party or bound.

                  (b) Holdings and the holders of all of the warrants to purchase shares of Holdings' capital stock (the "Holdings Warrants") have agreed that prior to the Effective Time, all Holdings Warrants will be converted, by cashless exercise in accordance with their terms, into shares of Holdings Common Stock. At the Effective Time, (i) no other class of Holdings' capital stock will be issued and outstanding other than Holdings Common Stock or Holdings Preferred Stock, and (ii) no options, warrants or other rights, agreements, arrangements or commitments of any character obligating Holdings or any of its subsidiaries to grant, issue or sell any shares of its capital stock will be in effect.

                  (c) Except for the exercise or exchange of the Holdings Warrants for shares of Holdings Common Stock and as set forth in Section 3.03(a) or in Schedule 3.03(c), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Holdings or any of its subsidiaries is a party relating to the issued or unissued capital stock of Holdings or any of its subsidiaries or obligating Holdings or any of its subsidiaries to grant, issue or sell any shares of its capital stock. Except as set forth in Schedule 3.03(c), there are no obligations, contingent or otherwise, of Holdings or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of the capital stock of Holdings or any of its subsidiaries or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any other person, other than advances to subsidiaries in the normal course of business. Except as described in Schedule 3.03(c), neither Holdings nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for, any capital stock (or equivalent equity interest) of any corporation, partnership, joint venture or other business association or entity. Except as set forth in
Schedule 3.03(c), there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of Holdings or any of its subsidiaries. Except for the Holdings Proxies and as set forth in Schedule 3.03(c), there are no voting trusts, proxies or other agreements or understandings to which Holdings or any of its subsidiaries is a party or by which Holdings or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of Holdings or any of its subsidiaries.

         SECTION 3.04. Authority. Holdings has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements, documents, instruments and certificates contemplated by this Agreement to which it is a party (collectively with this Agreement, the "Holdings Documents"), to perform its obligations hereunder and under the other Holdings Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Holdings Documents by Holdings and the consummation by Holdings of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Holdings are necessary to authorize this Agreement or the other Holdings Documents or to consummate the transactions contemplated hereby or thereby. This

Agreement has been duly executed and delivered by Holdings and constitutes the legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, and upon execution and delivery, the other Holdings Documents will constitute legal, valid and binding obligations of Holdings enforceable against Holdings in accordance with their terms.

         SECTION 3.05. No Conflict; Required Filings and Consents.

                  (a) Except as set forth on Schedule 3.05(a), the execution and delivery of this Agreement and the other Holdings Documents by Holdings does not, and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or violate the charter or bylaws, in each case as amended or restated, of Holdings or any of its subsidiaries, (ii) conflict with or violate in any material respect any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Holdings or any of its subsidiaries or by which any of their properties is bound or subject or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a security interest, lien, claim, pledge, charge or encumbrance (a "Lien") on any of the properties or assets of Holdings or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Holdings or any of its subsidiaries is a party or by or to which Holdings or any of its subsidiaries or any of their properties is bound or subject.

                  (b) The execution and delivery of this Agreement and the other Holdings Documents by Holdings does not, and consummation of the transactions contemplated hereby and thereby will not, require Holdings to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except for (i) the filing of a premerger notification and report form by Holdings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (ii) the filing of a certificate of merger with the Delaware Secretary of State, a certificate of merger with the Texas Secretary of State and appropriate documents with the relevant authorities of other states in which Holdings is qualified to do business; (iii) the filing of notifications as may be required by the Perishable Agricultural Commodities Act ("PACA"); (iv) such other filings and consents set forth on Schedule 3.05(b) that may be required under any environmental, health or safety Laws ("Environmental Laws") pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement or the other Holdings Documents; and (v) such consents, approvals, orders or authorizations the failure of which to be made or obtained could not reasonably be expected to have a Material Adverse Effect on Holdings or prevent or materially delay the consummation of the Merger.

         SECTION 3.06. Compliance With Laws. (a) Each of Holdings and its subsidiaries is in possession of all franchises, grants, authorizations, licenses (including licenses under PACA), permits, easements, variances, exemptions, consents, certificates, approvals and orders which are material to the operation of the business of Holdings and its subsidiaries taken as a whole (collectively, the "Holdings Permits"), and there is no action, proceeding or investigation pending or, to Holdings' knowledge, threatened regarding suspension or cancellation of any of Holdings Permits. Holdings and its subsidiaries are in compliance in all material respects with the terms of the Holdings Permits. The businesses of Holdings and its subsidiaries are being conducted in compliance in all material respects with the Laws of Governmental Entities, including under PACA and similar state Laws. Neither Holdings nor any of its subsidiaries is in conflict with, or in default or violation of, any order, judgment or decree applicable to Holdings or any of its subsidiaries or by which any property or asset of Holdings or any of its subsidiaries is bound or affected. No action, demand, requirement or investigation by any Governmental Entity with respect to Holdings or any of its subsidiaries is pending or, to the knowledge of Holdings, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Holdings.

                  (b) Except as disclosed on Schedule 3.06(b):

                           (i) Holdings and its subsidiaries are in material
                  compliance with all Environmental Laws that are applicable to Holdings or its subsidiaries or their respective properties or assets;

                           (ii) Holdings and its subsidiaries have all permits
                  and authorizations required pursuant to Environmental Laws; all such permits and authorizations are in full force and effect; and no actions are pending or threatened to revoke, limit or modify any of such permits or authorizations; and

                           (iii) no material Environmental Claims are pending
                  or threatened against Holdings or its subsidiaries and there are no civil, criminal or administrative judgments or notices of violation against Holdings or its subsidiaries pursuant to Environmental Laws.

For purposes of this Section 3.06(b), "Environmental Claims" shall mean any written notification pursuant to Environmental Laws that any of the current or past operations of Holdings or its subsidiaries, or any of the property owned, leased or operated by Holdings or its subsidiaries in connection with their respective businesses, is or may be implicated in or subject to any proceeding, action, complaint, suit, demand, litigation, investigation, claim, order, hearing, notice or agreement by any governmental authority or any other person.

         SECTION 3.07. Financial Statements. The consolidated balance sheets of Holdings and its subsidiaries as of June 28, 1997 and June 27, 1998 and the consolidated statements of operations, shareholders' equity and cash flows of Holdings and its subsidiaries for the year ended June 27, 1998 and the 219 day period ended June 28, 1997, and all related schedules and notes to the foregoing have been audited by Ernst & Young LLP, independent auditors. Each of the foregoing consolidated financial statements (including, in each case, any related schedules and notes thereto) as well as the unaudited consolidated balance sheets of

Holdings and its subsidiaries as of December 27, 1997 and December 26, 1998 and the unaudited consolidated statements of operations, stockholders' equity and cash flows of Holdings and its subsidiaries for the six months ended December 27, 1997 and December 26, 1998 (including, in each case, any related schedules and notes thereto) and any financial statements of Holdings and/or its subsidiaries hereafter delivered to Company (a) have been, or will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except to the extent required by changes in generally accepted accounting principles and as may be indicated in the notes of the financial statements previously delivered to Company), and
(b) are, or will be, correct and complete and fairly present, or will fairly present, in all material respects the financial position of Holdings and its subsidiaries as of the respective dates thereof and the results of operations and cash flows for the periods indicated, except that any unaudited interim financial statements were, or will be, subject to normal and recurring year-end adjustments that individually or in the aggregate will not be material.

         SECTION 3.08. Absence of Certain Changes or Events. Except as set forth in Schedule 3.08 or as contemplated by this Agreement, since December 26, 1998 each of Holdings and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and since such date there has not been: (a) any material damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Holdings or any of its subsidiaries; (b) any material change by Holdings or any of its subsidiaries in their accounting methods, principles or practices; (c) any declaration, setting aside or payment of any dividends or distributions in respect of shares of the capital stock of Holdings or any of its subsidiaries, or any redemption, purchase or other acquisition by Holdings or any of its subsidiaries of any of their securities; (d) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers or key employees of Holdings or any of its subsidiaries, except for annual increases in salaries or wages in the ordinary course of business and consistent with past practice; (e) any revaluation by Holdings or any of its subsidiaries of any of their assets, including the writing down or off of assets, other than in the ordinary course of business and consistent with past practices; (f) any entry by Holdings or any of its subsidiaries into any commitment or transaction material to Holdings and its subsidiaries, taken as a whole; (g) any increase in indebtedness for borrowed money; or (h) any event or circumstance that has had or could have a Material Adverse Effect on Holdings.

         SECTION 3.09. No Undisclosed Liabilities. Except (a) as reflected in Holdings' consolidated balance sheet as of December 26, 1998, (b) as contemplated by this Agreement, (c) for current liabilities and obligations incurred since December 26, 1998 in the ordinary course of business consistent with past practice, and (d) as set forth on Schedule 3.09, neither Holdings nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Holdings.

         SECTION 3.10. Absence of Litigation. Except as set forth in Schedule 3.10, there is no claim, action, suit, litigation, proceeding, arbitration or, to Holdings' knowledge, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to Holdings' knowledge, threatened against Holdings or any of its subsidiaries or any properties or rights of Holdings or any of its subsidiaries, except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Holdings or could not prevent or materially delay consummation of the Merger. Except as set forth on Schedule 3.10, neither Holdings nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Holdings continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

         SECTION 3.11. Employee Benefit Plans; Labor Matters.

                  (a) Set forth in Schedule 3.11(a) is a list of all "employee benefit plans" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all material plans or policies providing for "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs), and each other material bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, or any other similar plan, agreement, policy or understanding, and any trust, escrow or other agreement related thereto, which
(i) is established, maintained or contributed to by Holdings or any of its subsidiaries or with respect to which Holdings or any of its subsidiaries has any liability, including liability as a result of being a Holdings ERISA Affiliate (as defined below), or (ii) provides benefits, or describes policies or procedures applicable, to any current or former officer, employee or director of Holdings or any of its subsidiaries, or any dependent thereof, regardless of whether funded (collectively, the "Holdings Employee Plans"). The term "Holdings ERISA Affiliate" shall mean any corporation, trade or business the employees of which, together with the employees of Holdings, are required to be treated as employed by a single employer under the provisions of ERISA or Code Section 414.

                  (b) Except as set forth on Schedule 3.11(b) and to the extent of coverage required under Code Section 4980B or other applicable continuation of coverage laws, no representations have been made to any current or former employee or officer of Holdings or any of its subsidiaries promising or guaranteeing any coverage under any employee welfare plan for any period of time beyond the end of the current plan year. Neither the Merger nor the consummation of any other transaction contemplated by this Agreement will accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under any Holdings Employee Plans) due to any current or former employee or officer of Holdings or any of its subsidiaries.

                  (c) There are no agreements which will or may provide payments as a result of the transactions contemplated hereby to any officer, employee, stockholder or highly compensated individual which will be "excess parachute payments" under Code Section 280G that are nondeductible to Holdings or subject to tax under Code Section 4999 for which Holdings or any of its subsidiaries would have withholding liability.

                  (d) With respect to each Holdings Employee Plan (other than any Holdings Multi-Employer Plans (as defined below)), Holdings has made available to Company true, correct and complete copies of (i) the plan documents and summary plan description; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the annual reports required to be filed for the two most recent plan years of each such Holdings Employee Plan; (iv) all related trust agreements, insurance contracts or other funding agreements which implement such Holdings Employee Plan; and (v) all other material documents, records or other materials related thereto reasonably requested by Company in writing.

                  (e) Each Holdings Employee Plan (other than any Holdings Multi-Employer Plans) which purports to satisfy the requirements of Code
Section 401(a) ("Holdings Qualified Plan") is qualified in form and operation under Code Section 401(a) and each trust for each Holdings Qualified Plan is exempt from federal income tax under Code Section 501(a). No event has occurred or circumstances exist that will or could reasonably be expected to give rise to disqualification or loss of tax-exempt status of any Holdings Qualified Plan or related trust. Each Holdings Qualified Plan has received a favorable determination letter from the Internal Revenue Service, and all such determination letters remain in effect and have not been revoked.

                  (f) (i) No Holdings Employee Plan is a single employer plan that is subject to Part 3 of Title I of ERISA or Title IV of ERISA; (ii) each Holdings Employee Plan has been operated in all material respects in compliance with its terms, ERISA, the Code and all other applicable Laws; (iii) none of the Holdings Employee Plans is a "multiple employer plan" or "multi-employer plan" (as described or defined in ERISA or the Code), and neither Holdings nor any of its subsidiaries has within the past six years contributed or been required to contribute to any such plan, except for the multi-employer plans set forth on Schedule 3.11(f) (the "Holdings Multi-Employer Plans"); and (iv) except as otherwise set forth on Schedule 3.11(f), there are no material unfunded liabilities existing under any Holdings Employee Plans (other than any Holdings Multi-Employer
Plan), and each such Holdings Employee Plan could be terminated as of the Closing Date without any liability to Company, Holdings or any Holdings ERISA Affiliate.

                  (g) Other than routine claims for benefits, there are no actions, suits, claims, audits, or investigations pending or, to Holdings' knowledge, threatened against, or with respect to, any of the Holdings Employee Plans (other than any Holdings Multi-Employer Plan) or their assets; and all contributions required to be made to the Holdings Employee Plans have been made timely.

                  (h) Except as described on Schedule 3.11(h), neither Holdings nor any of its subsidiaries is a party to any collective bargaining or other labor union contract. No collective bargaining agreement is being negotiated by Holdings or any of its subsidiaries, and to Holdings' knowledge there is no organizing effort or representation question pending. Holdings and its subsidiaries are in compliance in all material respects with all applicable collective bargaining agreements and Laws respecting employment, employment practices and wages and hours.

                  (i) With respect to each Holdings Multi-Employer Plan, (i) Holdings and each Holdings ERISA Affiliate has or will have, as of the Effective Time, made all contributions to each Holdings Multi-Employer Plan required by the terms of such Holdings Multi-Employer Plan or any collective bargaining agreement; and (ii) except as set forth on Schedule 3.11(i), Holdings would not be subject to any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the Effective Time, Holdings or any Holdings ERISA Affiliate were to engage in a complete withdrawal (as defined in ERISA Section 4203) or a partial withdrawal (as defined in ERISA Section 4205) from any Holdings Multi-Employer Plan. Neither Holdings nor any Holdings ERISA Affiliate has within the past six years (w) incurred any liabilities under the provisions of Section 4062 of ERISA; (x) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA; (y) ceased making contributions to any Holdings Multi-Employer Plan; or (z) made a complete or partial withdrawal from a Holdings Multi-Employer Plan so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA).

         SECTION 3.12. Taxes.

                  (a) Except as set forth on Schedule 3.12(a), (i) all material returns and reports ("Tax Returns") of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to Holdings or any of its subsidiaries have been or will be duly and timely filed,
(ii) all material items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete in all material respects, (iii) all material Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, and (iv) all withholding Tax requirements imposed on or with respect to Holdings or any of its subsidiaries have been or will be satisfied in all material respects.

                  (b) Except as set forth on Schedule 3.12(b), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to Holdings or any of its subsidiaries or any waiver or agreement for any extension of time for the assessment, collection or payment of any Tax of or with respect to Holdings or any of its subsidiaries.

                  (c) There are no material pending audits, actions, proceedings, investigations, disputes or claims with respect to or against Holdings or any of its subsidiaries for or with respect to any Taxes, and no material assessment, deficiency or adjustment has been assessed or proposed with respect to any Tax Return of or with respect to Holdings or any of its subsidiaries, other than those set forth on Schedule 3.12(c).

                  (d) Holdings has previously delivered to Company true and complete copies of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting Holdings or any of its subsidiaries, if any.

                  (e) Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon the assets of any of Holdings or its subsidiaries.

                  (f) Except as set forth on Schedule 3.12(f), none of the property of Holdings or any of its subsidiaries is held in an arrangement for which partnership Tax Returns are being filed, and neither Holdings nor any of its subsidiaries owns any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code) or other entity the income of which is required to be included in the income of Holdings or such subsidiary.

                  (g) Neither Holdings nor any of its subsidiaries has made an election under section 341(f) of the Code.

                  (h) Neither Holdings nor any subsidiary has ever been a member of an affiliated group of corporations (as defined in Section 1504(a) of the Code), other than an affiliated group of which Holdings is the parent.

                  (i) Except for Canada, neither Holdings nor any subsidiary is or has ever been subject to Taxes in any jurisdiction outside the United States.

                  (j) Neither Holdings nor, to the knowledge of Holdings, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of section 368(a) of the Code.

         SECTION 3.13. Stockholders and Affiliates. Schedule 3.13 identifies all persons who may, in the opinion of Holdings, be deemed to be "affiliates" of Holdings for purposes of Rule 145 of the Securities Act of 1933, as amended
(the "Securities Act"), including, without limitation, all directors and executive officers of Holdings (the "Affiliates").

         SECTION 3.14. Material Contracts.

                  (a) Schedule 3.14(a) lists each agreement to which Holdings or any of its subsidiaries is a party or by which Holdings or any of its subsidiaries is bound that is material to the financial condition or results of operations or current or future business or operations of Holdings or any of its subsidiaries (collectively, the "Holdings Material Contracts"), including, without limitation, (i) any contracts with directors, officers, stockholders, employees, agents or representatives involving payments of at least $100,000 per year or $250,000 in the aggregate; (ii) any contract upon which Holdings' or any of its subsidiary's business is substantially dependent, including without limitation contracts to sell a major part of its products or services or to purchase a major part of its requirements of products or services and distributorship, marketing, agency, dealer or similar contracts; (iii) any franchise or license or other agreement to use a trade secret, process or trade name upon which Holdings' or any of its subsidiary's business depends to a material extent; (iv) any executory contract for the acquisition or sale of any property, plant or equipment for a consideration not included in Holdings' 1999 budget and exceeding $1,000,000; (v) any lease under which any material property is leased by or to Holdings or any of its subsidiaries; (vi) any agreement evidencing, securing or otherwise relating to indebtedness for borrowed money; (vii) any management contract or any compensatory plan, contract or arrangement with any director or any officer; (viii) partnership or joint venture agreements; (ix) contracts containing covenants of Holdings or any of its subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Holdings or any of its subsidiaries in any line of business or in any geographical area; (x) contracts relating to the acquisition by Holdings or any of its subsidiaries of any operating business or the capital stock of any other person; or (xi) any other contracts pursuant to the terms of which there is either a current or future obligation or right of Holdings or any of its subsidiaries to make or receive payments in excess of $500,000 in any year or $2,000,000 in the aggregate.

                  (b) There have been made available to the Company true and complete copies of all the Holdings Material Contracts listed on Schedule 3.14(a) or any other Schedule. All of the Holdings Material Contracts referred to in the preceding sentence are valid and binding upon Holdings or one of its subsidiaries, as the case may be, in accordance with their respective terms. Holdings and its subsidiaries have performed in all material respects all of their obligations under each Holdings Material Contract and there exists no material breach, violation or default (or event that with notice or lapse of time would constitute a material breach, violation or default) under any Holdings Material Contract.

                  (c) Except as set forth in Schedule 3.14(c), no consent of any person is required in connection with the transactions contemplated by this Agreement or any of the other Holdings Documents in order to preserve the rights of Holdings or any of its subsidiaries under any Holdings Material Contract after the Effective Time.

         SECTION 3.15. Insurance. Holdings and each of its subsidiaries are currently insured, and since December 1, 1996 have been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of Holdings' and its subsidiaries' policies of insurance are in full force and effect, all premiums due with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policies. Schedule 3.15 sets forth the amount of each pending claim in an amount exceeding $50,000 made by Holdings to the insurers under such policies and each other claim in an amount exceeding $100,000 made by Holdings to the insurers under such policies since December 31, 1997.

         SECTION 3.16. Properties. Except as set forth on Schedule 3.16 and properties and assets disposed of in the ordinary course of business after December 26, 1998, Holdings and its subsidiaries have good and merchantable title, free and clear of all Liens, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the December 26, 1998 consolidated balance sheet of Holdings as being owned by Holdings and its subsidiaries as of the date thereof or purported to be owned on the date hereof.

         SECTION 3.17. Year 2000 Compliance. Except as set forth on Schedule 3.17, all hardware, firmware, software and computer systems of Holdings and its subsidiaries and to Holdings' knowledge, of their respective material customers and suppliers, are, or will be by the Effective Time, Year 2000 Compliant (as hereinafter defined) and shall continue to function in accordance with their intended purpose without material error or material interruption as a result of the transition to the year 2000. Schedule 3.17 includes (a) a reasonable estimate of the additional costs Holdings and its subsidiaries will incur to become Year 2000 Compliant; (b) a reasonable estimate as to when such costs will be incurred and (c) a summary of the implementation plan of Holdings and its subsidiaries to become Year 2000 Compliant. As used herein, "Year 2000 Compliant" means, with respect to any person, that the hardware, firmware, software and computer systems of such person (a) will completely and accurately address, produce, store and calculate data involving dates before, on and after January 1, 2000 and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression dated based functions; and (b) will provide that all "date"-related functionalities and data fields include the indication of century and millennium, and will perform calculations which involve a four-digit year.

         SECTION 3.18. Intellectual Property Rights. There are no registered patents, trademarks, service marks, trade names or copyrights, or applications for or licenses (to or from Holdings or any of its subsidiaries) with respect to any of the foregoing, that (a) is owned by Holdings or any of its subsidiaries, or with respect to which Holdings or any of its subsidiaries has any rights, or (b) is used, whether directly or indirectly, by Holdings or any of its subsidiaries, other than the trade names and trademarks set forth on
Schedule 3.18. Except as set forth on Schedule 3.18, Holdings or its subsidiaries owns or has the exclusive right to use, sell, license and dispose of all of the trade names and trademarks listed on Schedule 3.18. Neither Holdings nor any of its subsidiaries has to its knowledge infringed upon or otherwise violated the intellectual property rights of third parties or received any pending written claim alleging any infringement or violation.

         SECTION 3.19. Customers and Suppliers. Schedule 3.19 sets forth a list of the ten largest customers and ten largest suppliers of Holdings and its subsidiaries, taken as a whole, during the twelve months ended December 26, 1998. Since such date, except as set forth on Schedule 3.19, none of such customers or suppliers has canceled or otherwise modified in any material adverse respect its relationship with Holdings, and Holdings has not received notice or is otherwise aware that any such customer or supplier intends to cancel or otherwise modify in any material adverse respect its relationship with Holdings.

         SECTION 3.20. Vote Required. The Merger and this Agreement have been approved by any required vote of Holdings Common Stock and Holdings Preferred Stock, subject to the terms of the Fisher Consent.

         SECTION 3.21. Brokers. Except for Salomon Smith Barney Inc. pursuant to an engagement letter with Holdings (as amended), a true and complete copy of which has been furnished to Company, and Rosecliff, Inc. ("Rosecliff") and Buttonwood Capital ("Buttonwood") pursuant to their respective consulting agreements with Holdings, true and complete copies of which have been furnished to Company, and in the amounts disclosed in Schedule 5.02, no broker, finder, investment banker or other person is entitled to any brokerage, finder's, financial advisory or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Holdings.

         SECTION 3.22. Information Supplied. Without limiting any of the representations and warranties contained herein, no representation or warranty of Holdings contained in this Agreement and no statement by Holdings or other information contained in any schedule to this Agreement, as of the date of such representation, warranty or statement, contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.

         SECTION 3.23. Transactions with Affiliates Other than the transactions contemplated by this Agreement and except to the extent disclosed in writing prior to the execution and delivery of this Agreement, since January 1, 1998 there have been no transactions, agreements, arrangements or understandings between Holdings or its subsidiaries, on the one hand, and Holdings' affiliates (other than subsidiaries of Holdings) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act if Holdings were subject thereto.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company hereby represents and warrants to Holdings that:

         SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Material Adverse Effect on Company. Schedule 4.01 sets forth a true and complete list of all of Company's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation of each such subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Company or another subsidiary of Company.

         SECTION 4.02. Charter and Bylaws. Company has made available to Holdings complete and correct copies of the charter and bylaws, in each case as amended or restated, of

Company and each of its subsidiaries. Company is not in violation of any of the provisions of its charter or bylaws.

         SECTION 4.03. Capitalization.

                  (a) The authorized capital stock of Company consists of (i) 10,000,000 shares of Company Common Stock, of which as of March 11, 1999, (A) 5,239,051 shares were issued and outstanding, (B) no shares were held in treasury, and (C) 1,932,572 shares were reserved for future issuance pursuant to Company's employee stock option plans, warrants and contingent seller notes incurred in connection with acquisitions; and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding. Except as described in this Section 4.03, no shares of capital stock of Company are reserved for any purpose. The outstanding shares of capital stock of Company and its subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any securities laws, preemptive or similar rights created by statute, the charter or bylaws of Company or any of its subsidiaries, or any agreement to which Company or any of its subsidiaries is a party or bound.

                  (b) Except as set forth in Section 4.03(a) above or in
Schedule 4.03(b), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company or any of its subsidiaries are a party relating to the issued or unissued capital stock of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, issue or sell any shares of its capital stock. Except as set forth in Schedule 4.03(b), there are no obligations, contingent or otherwise, of Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of the capital stock of Company or any of its subsidiaries or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any other person, other than advances to subsidiaries in the normal course of business. Except as described in Schedule 4.03(b), neither Company nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for, any capital stock (or equivalent equity interest) of any corporation, partnership, joint venture or other business association or entity. Except as set forth in Schedule 4.03(b), no options, warrants or other rights, agreements, arrangements or commitments of any character obligating Company or any of its subsidiaries to grant, issue or sell any shares of its capital stock will be in effect.

                  (c) Upon issuance, the Merger Shares will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Surviving Corporation's charter or bylaws or any agreement to which Company is a party or is bound.

         SECTION 4.04. Authority. Company has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements, documents, instruments and certificates contemplated by this Agreement to which it is a party (collectively with this Agreement, the "Company Documents"), to perform its obligations hereunder and under the other Company Documents and to consummate the transactions contemplated hereby and thereby (subject to, with respect to the consummation of the Merger, the adoption and approval of this Agreement and the Merger by the holders of Company Common Stock as described in
Section 4.19). The execution and delivery of this Agreement and the other Company Documents by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or the other Company Documents or to consummate the transactions contemplated hereby or thereby (subject to, with respect to the consummation of the Merger, the adoption and approval of this Agreement and the Merger by the holders of Company Common Stock as described in Section 4.19). This Agreement has been duly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, and upon execution and delivery, the other Company Documents will constitute legal, valid and binding obligations of Company enforceable against Company in accordance with their terms.

         SECTION 4.05. No Conflict; Required Filings and Consent.

                  (a) Except as set forth on Schedule 4.05(a), the execution and delivery of this Agreement and the other Company Documents by Company does not, and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or violate the charter or bylaws, in each case as amended or restated, of Company or any of Company's subsidiaries, (ii) conflict with or violate in any material respect any Laws applicable to Company or any of its subsidiaries or by which any of their properties is bound or subject, or
(iii) result in any breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by or to which Company or any of its subsidiaries or any of their respective properties is bound or subject.

                  (b) The execution and delivery of this Agreement and the other Company Documents by Company does not, and the consummation of the transactions contemplated hereby and thereby will not, require Company to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except for (i) the filing of a premerger notification and report form by Company under the HSR Act; (ii) the filing of the Proxy Statement and the Registration Statement (as such terms are defined in Section 5.13(a)) with the Securities and Exchange Commission (the "SEC"); (iii) the filing of the certificate of merger with the Texas Secretary of State and a certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Company is qualified to do business; (iv) the filing of notifications that may be required by PACA; (v) such other filings and consents set forth on Schedule 4.05(b) that may be required under any Environmental Laws pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement or the other Company Documents; and (vi) such consents, approvals, orders or authorizations the failure of which to be made or obtained could not reasonably be expected to have a Material Adverse Effect on Company or prevent or materially delay the consummation of the Merger.

         SECTION 4.06. Compliance With Laws

                  (a) Each of Company and its subsidiaries is in possession of all material franchises, grants, authorizations, licenses (including licenses under PACA), permits, easements, variances, exemptions, consents, certificates, approvals and orders which are material to the operation of the business of Company and its subsidiaries taken as a whole (collectively, the "Company Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of Company, threatened regarding suspension or cancellation of any of the Company Permits. Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits. Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, any order, judgment or decree applicable to Company or any of its subsidiaries or by which any property or asset of Company or any of its subsidiaries is bound or affected. The businesses of Company and its subsidiaries are being conducted in compliance in all material respects with the Laws of Governmental Entities, including PACA and similar state Laws. No action, demand, requirement or investigation by any Governmental Entity with respect to Company or any of its subsidiaries is pending or, to the knowledge of Company, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Company.

                  (b) Except as disclosed on Schedule 4.06(b):

                       (i) Company and its subsidiaries are in material compliance with all Environmental Laws that are applicable to Company or its subsidiaries or their respective properties or assets;

                       (ii) Company and its subsidiaries have all permits and authorizations required pursuant to Environmental Laws; all such permits and authorizations are in full force and effect; and no actions are pending or threatened to revoke, limit or modify any of such permits or authorizations; and

                       (iii) no material Environmental Claims are pending or threatened against Company or its subsidiaries and there are no civil, criminal or administrative judgments or notices of violation against Company or its subsidiaries pursuant to Environmental Laws.

For purposes of this Section 4.06(b), "Environmental Claims" shall mean any written notification pursuant to Environmental laws that any of the current or past operations of Company or its subsidiaries, or any of the property owned, leased or operated by Company or its subsidiaries in connection with their respective businesses, is or may be implicated in or subject to any proceeding, action, complaint, suit, demand, litigation, investigation, claim, order, hearing, notice or agreement by any governmental authority or any other person.

         SECTION 4.07.SEC Reports; Financial Statements.

                  (a) Since April 14, 1994, Company and its subsidiaries have filed all material forms, reports, statements and other documents (including all material exhibits, annexes, supplements and amendments to such documents) required to be filed with the SEC, including, without limitation, (i) all Annual Reports on Form l0-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on Form 8-K and (v) all other material reports, registration statements or other documents (collectively, the "SEC Reports"). The SEC Reports, including all SEC Reports filed after the date of this Agreement and prior to the Effective Time, (x) were, or will be, prepared in all material respects in accordance with the requirements of applicable Law, and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national security exchange or quotation service or comparable Governmental Entity.

                  (b) Each of the consolidated balance sheets of Company and its subsidiaries and the consolidated statements of operations, shareholder's equity and cash flows (including, in each case, any related notes thereto) contained in the SEC Reports filed prior to the Effective Time (i) have been, or will be, prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except to the extent required by changes in generally accepted accounting principles and with respect to SEC Reports filed prior to the date of this Agreement, as may be indicated in such SEC Reports), and (ii) fairly present, or will fairly present, in all material respects the consolidated financial position of Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that (x) any unaudited interim financial statements were, or will be, subject to normal and recurring year-end adjustments that individually or in the aggregate will not be material and (y) any unaudited pro forma financial information contained in such consolidated financial statements is not necessarily indicative of the consolidated financial position of Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

         SECTION 4.08. Absence of Certain Changes or Events. Except as set forth in Schedule 4.08 or in the SEC Reports or as otherwise contemplated by this Agreement, since January 1, 1999, each of Company and its subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice since such date and there has not been: (a) any material damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Company or any of its subsidiaries; (b) any material change to Company or any of its subsidiaries in their accounting methods, principles or practices; (c) any declaration, setting aside or payment of any dividends or distributions in respect of shares of the capital stock of Company or any of its subsidiaries, or any redemption, purchase or other acquisition by Company or any of its subsidiaries of any of their securities; (d) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers or key employees of Company or any of its subsidiaries, except for annual increases in salaries or wages in the ordinary course of business and consistent with past practice; (e) any revaluation by Company or any of its subsidiaries of any of their assets, including the writing down or off of assets, other than in the ordinary course consistent with past practice; (f) any entry by Company or any of its subsidiaries into any commitment or transaction material to Company and its subsidiaries taken as a whole, (g) any increase in indebtedness for borrowed money; or (h) any event or circumstance that has had or could have a Material Adverse Effect on Company.

         SECTION 4.09. No Undisclosed Liabilities. Except (a) as set forth in the SEC Reports, (b) as contemplated by this Agreement, and (c) for current liabilities and obligations incurred since January 1, 1999 in the ordinary course of business consistent with past practice, neither Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company.

         SECTION 4.10. Absence of Litigation. Except as set forth in Schedule 4.10, there is no claim, action, suit, litigation, proceeding, arbitration or, to Company's knowledge, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Company, threatened against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Company or could not prevent or materially delay consummation of the Merger. Except as set forth on Schedule 4.10, neither Company nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

         SECTION 4.11. Employee Benefit Plans; Labor Matters.

                  (a) Set forth in Schedule 4.11(a) is a list of all "employee benefit plans" (as defined in ERISA), all material plans or policies providing for "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs), and each other material bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, stock appreciation right, supplemental unemployment, layoff, or any other similar plan, agreement, policy or understanding, and any trust, escrow or other agreement related thereto, which (i) is or has been established, maintained or contributed to by Company or any of its subsidiaries or with respect to which Company or any of its subsidiaries has any liability, including liability as a result of being a Company ERISA Affiliate (as defined below), or (ii) provides benefits, or describes policies or procedures applicable, to any current or former officer, employee or director of Company or any of its subsidiaries, or any dependent thereof, regardless of whether funded (collectively, the "Company Employee Plans"). The term "Company ERISA Affiliate" shall mean any corporation, trade or business the employees of which, together with the employees of Company, are required to be treated as employed by a single employer under the provisions of ERISA or Code Section 414.

                  (b) Except to the extent of coverage required under Code
Section 4980B or other applicable continuation of coverage laws, no representations have been made to any current or former employee or officer of Company or any of its subsidiaries promising or guaranteeing any coverage under any employee welfare plan for any period of time beyond the end of the current plan year. Neither the Merger nor the consummation of any other transaction contemplated by this Agreement will accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under any Company Employee Plans) due to any current or former employee or officer of Company or any of its subsidiaries.

                  (c) There are no agreements which will or may provide payments as a result of the transactions covered hereby to any officer, employee, shareholder or highly compensated individual which will be "excess parachute payments" under Code Section 280G that are nondeductible to Company or subject to tax under Code Section 4999 for which Company or any of its subsidiaries would have withholding liability.

                  (d) With respect to each Company Employee Plan (other than any Company Multi-Employer Plans (as defined below)), Company has made available to Holdings true, correct and complete copies of (i) the plan documents and summary plan description; (ii) the most recent determination letter, if any, received from the Internal Revenue Service; (iii) the annual reports required to be filed for the two most recent plan years of each such Company Employee Plan; (iv) all related trust agreements, insurance contracts or other funding agreements which implement such Company Employee Plan; and (v) all other material documents, records or other materials related thereto reasonably requested by Holdings.

                  (e) Each Company Employee Plan (other than any Company Multi-Employer Plans (as defined below)) which purports to satisfy the requirements of Code Section 401(a) ("Company Qualified Plan") is qualified in form and operation under Code Section 401(a) and each trust for each Company Qualified Plan is exempt from federal income tax under Code Section 501(a). No event has occurred or circumstances exist that will or could reasonably be expected to give rise to disqualification or loss of tax exempt status of any Company Qualified Plan or related trust.

                  (f) (i) No Company Employee Plan is a single employer plan that is subject to Part 3 of Title I of ERISA or Title IV of ERISA; (ii) each Company Employee Plan has been operated in all material respects in compliance with ERISA, the Code and all other applicable Laws; (iii) none of the Company Employee Plans is a "multiple employer plan" or "multi-employer plan" (as described or defined in ERISA or the Code), and neither Company nor any Company ERISA Affiliate has within the past six years contributed or been required to contribute to any such plan, except for the multi-employer plans set forth on
Schedule 4.11(f) (the "Company Multi-Employer Plans"); and (iv) there are no material unfunded liabilities existing under any Company Employee Plans (other than any Company Multi-Employer Plans), and each such Company Employee Plan could be terminated as of the Closing Date without any liability to Company, or any Company ERISA Affiliate.

                  (g) Other than routine claims for benefits, there are no actions, suits, claims, audits, or investigations pending or, to Company's knowledge, threatened against, or with respect to, any of the Company Employee Plans (other than any Company Multi-Employer Plans) or their assets; and all contributions required to be made to the Company Employee Plans have been made timely.

                  (h) Except as described on Schedule 4.11(h), neither Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract. No collective bargaining agreement is being negotiated by Company or any of its subsidiaries, and to Company's knowledge there is no organizing effort or representation question pending. Company and its subsidiaries are in compliance in all material respects with all applicable collective bargaining agreements and Laws respecting employment, employment practices and wages and hours.

                  (i) With respect to each Company Multi-Employer Plan, (i) Company and each Company ERISA Affiliate has or will have, as of the Effective Time, made all contributions to each Company Multi-Employer Plan required by the terms of such Company Multi-Employer Plan or any collective bargaining agreement; and (ii) except as set forth on Schedule 4.11(i), Company would not be subject to any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the Effective Time, Company or any Company ERISA Affiliate were to engage in a complete withdrawal (as defined in ERISA Section 4203) or a partial withdrawal (as defined in ERISA Section 4205) from any Company Multi-Employer Plan. Neither Company nor any Company ERISA Affiliate has within the past six years (w) incurred any liabilities under the provisions of Section 4062 of ERISA; (x) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA; (y) ceased making contributions to any Company Multi-Employer Plan; or (z) made a complete or partial withdrawal from a Company Multi-Employer Plan so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA).

         SECTION 4.12. Tax Matters.

                  (a) Except as set forth on Schedule 4.12(a), (i) all material Tax Returns of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to Company or any of its subsidiaries have been or will be duly and timely filed, (ii) all material items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete in all material respects, (iii) all material Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, and (iv) all withholding Tax requirements imposed on or with respect to Company or any of its subsidiaries have been or will be satisfied in all material respects.

                  (b) Except as set forth on Schedule 4.12(b), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to Company or any of its subsidiaries or any waiver or agreement for any extension of time for the assessment, collection or payment of any Tax of or with respect to Company or any of its subsidiaries.

                  (c) There are no material pending audits, actions, proceedings, investigations, disputes or claims with respect to or against Company or any of its subsidiaries for or with respect to any Taxes, and no material assessment, deficiency or adjustment has been assessed or proposed with respect to any Tax Return of or with respect to Company or any of its subsidiaries, other than those set forth on Schedule 4.12(c).

                  (d) Company has previously delivered to Holdings true and complete copies of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting Company or any of its subsidiaries, if any.

                  (e) Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon the assets of any of Company or its subsidiaries.

                  (f) Except as set forth on Schedule 4.12(f), none of the property of Company or any of its subsidiaries is held in an arrangement for which partnership Tax Returns are being filed, and neither Company nor any of its subsidiaries owns any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code) or other entity the income of which is required to be included in the income of Company or such subsidiary.

                  (g) Neither Company nor any of its subsidiaries has made an election under section 341(f) of the Code.

                  (h) Neither Company nor any subsidiary has ever been a member of an affiliated group of corporations (as defined in Section 1504(a) of the Code), other than an affiliated group of which Company is the parent.

                  (i) Except for Canada, neither Company nor any subsidiary is or has ever been subject to Taxes in any jurisdiction outside the United States.

                  (j) Neither Company nor, to the knowledge of Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of section 368(a) of the Code.

         SECTION 4.13. Material Contracts.

                  (a) Schedule 4.13(a) lists each agreement to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries is bound that is material to the financial condition or results of operations or current or future business or operations of Company or any of its subsidiaries (collectively, the "Company Material Contracts"), including, without limitation, (i) any contracts with directors, officers, five percent or greater stockholders, employees, agents or representatives involving payments of at least $100,000 per year or $250,000 in the aggregate; (ii) any contract upon which Company's or any of its subsidiary's business is substantially dependent, including without limitation contracts to sell a major part of its products or services or to purchase a major part of its requirements of products or services and distributorship, marketing, agency, dealer or similar contracts; (iii) any franchise or license or other agreement to use a trade secret, process or trade name upon which Company's or any of its subsidiary's business depends to a material extent; (iv) any executory contract for the acquisition or sale of any property, plant or equipment for a consideration not included in Company's 1999 budget and exceeding $1,000,000; (v) any lease under which any material property is leased by or to Company or any of its subsidiaries; (vi) any agreement evidencing, securing or otherwise relating to indebtedness for borrowed money; (vii) any management contract or any compensatory plan, contract or arrangement with any director or any officer;
(viii) partnership or joint venture agreements; (ix) contracts containing covenants of Company or any of its subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Company or any of its subsidiaries in any line of business or in any geographical area; (x) contracts relating to the acquisition by Company or any of its subsidiaries of any operating business or the capital stock of any other person; or (xi) any other contracts pursuant to the terms of which there is either a current or future obligation or right of Company or any of its subsidiaries to make or receive payments in excess of $500,000 in any year or $2,000,000 in the aggregate.

                  (b) There have been made available to Holdings true and complete copies of all the Company Material Contracts listed on Schedule 4.13(a) or any other Schedule. All of the Company Material Contracts referred to in the preceding sentence are valid and binding upon

Company or one of its subsidiaries, as the case may be, in accordance with their respective terms. Company and its subsidiaries have performed in all material respects all of their obligations under each Company Material Contract and there exists no material breach, violation or default (or event that with notice or lapse of time would constitute a material breach, violation or default) under any Company Material Contract.

                  (c) Except as set forth in Schedule 4.13(c), no consent of any person is required in connection with the transactions contemplated by this Agreement or any of the other Company Documents in order to preserve the rights of Company or any of its subsidiaries under any Company Material Contract after the Effective Time.

         SECTION 4.14. Insurance. Company and each of its subsidiaries are currently insured, and during each of the past three years have been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of Company's and its subsidiaries' policies of insurance are in full force and effect, all premiums due with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policies. Schedule 4.14 sets forth the amount of each pending claim in an amount exceeding $50,000 made by Company to the insurers under such policies and each other claim in an amount exceeding $100,000 made by Company to the insurers under such policies since December 31, 1997.

         SECTION 4.15. Properties. Except as set forth on Schedule 4.15 and properties and assets disposed of in the ordinary course of business after January 1, 1999, Company and its subsidiaries have good and merchantable title, free and clear of all Liens, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the January 1, 1999 consolidated balance sheet of Company as being owned by Company and its subsidiaries as of the date thereof or purported to be owned on the date hereof.

         SECTION 4.16. Year 2000 Compliance. Except as set forth in the SEC Reports or on Schedule 4.16, all hardware, firmware, software and computer systems of Company and its subsidiaries and to Company's knowledge, of their respective material customers and suppliers, are, or will be by the Effective Time, Year 2000 Compliant and shall continue to function in accordance with their intended purpose without material error or material interruption as a result of the transition to the year 2000. Schedule 4.16 includes (a) a reasonable estimate of the additional costs Company and its subsidiaries will incur to become Year 2000 Compliant, (b) a reasonable estimate as to when such costs will be incurred and (c) a summary of the implementation plan of Company and its subsidiaries to become Year 2000 Compliant.

         SECTION 4.17. Intellectual Property Rights. There are no registered patents, trademarks, service marks, trade names or copyrights, or applications for or licenses (to or from Company or any of its subsidiaries) with respect to any of the foregoing, that (a) is owned by Company or any of its subsidiaries, or with respect to which Company or any of its subsidiaries has any rights, or
(b) is used, whether directly or indirectly, by Company or any of its subsidiaries, other than the trade names and trademarks set forth on Schedule
4.17. Except as set forth on Schedule 4.17, Company or its subsidiaries owns or has the exclusive right to use, sell, license and dispose of all of the trade names and trademarks listed on Schedule 4.17. Neither Company nor any of its subsidiaries has to its knowledge infringed upon or otherwise violated the intellectual property rights of third parties or received any pending written claim alleging any infringement or violation.

         SECTION 4.18. Customers and Suppliers. Schedule 4.18 sets forth a list of the ten largest customers and ten largest suppliers of Company and its subsidiaries, taken as a whole, during the fiscal year ended January 1, 1999. Since such date, except as set forth on Schedule 4.18, none of such customers or suppliers has canceled or otherwise modified in any material adverse respect its relationship with Company, and Company has not received notice or is otherwise aware that any such customer or supplier intends to cancel or otherwise modify in any material adverse respect its relationship with Company.

         SECTION 4.19. Vote Required. The only vote of the shareholders of any class or series of Company's capital stock necessary to approve the Merger and adopt this Agreement is, the affirmative vote of the holders of a two-thirds of all outstanding shares of Company Common Stock.

         SECTION 4.20. Brokers. Except for Bear, Stearns & Co., Inc. pursuant to an engagement letter with Company (as amended), a true and complete copy of which has been furnished to Holdings, no broker, finder, investment banker or other person is entitled to any brokerage, finder's, financial advisory or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

         SECTION 4.21. Opinion of Financial Advisor. Company has received the opinion of Bear, Stearns & Co., Inc. to the effect that, as of the date of delivery of such opinion, the Merger Consideration is fair to the shareholders of Company from a financial point of view. The Company has delivered or will deliver, promptly after receipt, a copy of the written opinion of Bear, Stearns & Co., Inc., to such effect.

         SECTION 4.22. Transactions with Affiliates. Other than the transactions contemplated by this Agreement and except to the extent disclosed in the SEC Reports or disclosed in writing prior to the execution and delivery of this Agreement, since January 1, 1998 there have been no transactions, agreements, arrangements or understandings between Company or its subsidiaries, on the one hand, and Company's affiliates (other than subsidiaries of Company) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         SECTION 4.23. Certain Statutes. The Board of Directors of Company has taken or will take all appropriate and necessary actions to ensure that the restrictions on business combinations in Section 203 of the DGCL will not have any effect on the Merger or the other transactions contemplated by this Agreement. No "fair price," "moratorium," "control share acquisition" or similar state or federal anti-takeover statute or regulation applicable to Company (each a "Takeover Statute") is, as of the date of this Agreement, applicable to the Merger or any of the transactions contemplated by this Agreement.

         SECTION 4.24. Information Supplied. Without limiting any of the representations and warranties contained herein, no representation or warranty of Company contained in this Agreement and no statement by Company or other information contained in any schedule to this Agreement, as of the date of such representation, warranty or statement, contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE V

                                   COVENANTS

         SECTION 5.01. Affirmative Covenants of Holdings. Holdings hereby covenants and agrees that, from the date of this Agreement to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Company (which consent will not be unreasonably withheld or delayed), Holdings will and will cause its subsidiaries to:

                  (a) operate its business only in the usual and ordinary course consistent with past practices and in compliance in all material respects with all applicable Laws;

                  (b) use reasonable commercial efforts to preserve intact its business organization, maintain all Holdings Material Contracts, Holdings Permits and other material rights, retain the services of all respective officers and key employees and maintain relationships with material customers and suppliers;

                  (c) use reasonable commercial efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

                  (d) use reasonable commercial efforts to cause to be delivered to Company a comfort letter from Ernst & Young LLP, dated within two business days before the date of the mailing of the Proxy Statement to the shareholders of Company and the stockholders of Holdings, addressed to Holdings and Company, in form and substance reasonably satisfactory to Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Proxy Statement and Registration Statement; and

                  (e) promptly supplement or amend any schedule to this Agreement delivered by Holdings with respect to any matter that arises or is discovered after the date hereof that, if existing or known at the date hereof, would have been required to be set forth or listed in any such schedule; provided, that, for purposes of determining the rights and obligations of the parties hereunder (other than the obligation of Holdings under this Section 5.01(e)), any such supplemental or amended disclosure will be deemed to have been disclosed to Company as of the date hereof unless Company otherwise objects in writing within five business days after receipt.

         SECTION 5.02. Negative Covenants of Holdings. Except for (i) the termination payments to Rosecliff and Buttonwood with respect to the termination of their respective Consulting Agreements with Holdings and in the amounts set forth in Schedule 5.02; (ii) the payment of a $1,250,000 fee to Fisher at the Effective Time and the payment in full at or prior to the Closing Date of the subordinated promissory note executed by Holding to Fisher on November 21, 1996 and due November 20, 2006 (the "Fisher Note"); and (iii) except as expressly contemplated by this Agreement or otherwise consented to in writing by Company (which consent will not be unreasonably withheld or delayed), from the date of this Agreement until the Effective Time, Holdings will not do, and will not permit any of its subsidiaries to do, any of the foregoing:

                  (a) increase the compensation payable to or to become payable to any director, officer, key employee or consultant (other than annual increases and bonuses in the ordinary course of business consistent with past practices and increases resulting from the operation of compensation arrangements in effect prior to the date hereof), or grant any severance or termination pay (other than pursuant to the normal severance policy of Holdings or its subsidiaries as in effect on the date of this Agreement or as otherwise may be required under the Workers Adjustment Retraining Notification Act) to, or enter into or amend any employment or severance agreement with, any director, officer or key employee or pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by Law; provided, however, that nothing in this Agreement will be deemed to prohibit the payment of benefits as they become payable;

                  (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly-owned subsidiary of Holdings to Holdings or another wholly-owned subsidiary of Holdings;

                  (c) except for the exercise or exchange of Holdings Warrants for Holdings Common Stock, (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

                  (d) except for the exercise or exchange of Holdings Warrants for Holdings Common Stock, (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Liens) of any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares; or (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

                  (e) acquire or agree to acquire equity interests in or all or a portion of the assets of any business or person (by purchase, merger, consolidation or any other means), except for the purchasing of assets from suppliers or vendors in the ordinary course of business consistent with past practice;

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any material portion of its assets, except for dispositions of inventories, equipment and other assets in the ordinary course of business and consistent with past practice;

                  (g) adopt or propose to adopt any amendments to its charter or bylaws;

                  (h) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except under existing credit lines in the ordinary course of business consistent with past practice and provided that the aggregate amount of all outstanding indebtedness after giving effect to such incurrence in no event exceeds $124,500,000;

                  (i) make any tax election or settle or compromise any income tax liability that could reasonably be expected to be material to Holdings and its subsidiaries taken as a whole;

                  (j) make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of the date of this Agreement and consistent with past practices;

                  (k) except in the ordinary course of business, modify, amend, assign or terminate any material agreement, permit, concession, franchise, license or similar instrument to which Holdings or any of its subsidiaries is a party or waive any material rights of Holdings or any of its subsidiaries thereunder;

                  (l) make any material loans or advances to any other person, other than to its wholly-owned subsidiaries and other than routine advances to employees or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business;

                  (m) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or generally accepted accounting principles; or

                  (n) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.03. Affirmative Covenants of Company. Company hereby covenants and agrees that, from the date of this Agreement to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Holdings (which consent will not be unreasonably withheld or delayed), Company will and will cause its subsidiaries to:

                  (a) operate its business only in the usual and ordinary course consistent with past practices and in compliance in all material respects with all applicable Laws;

                  (b) use reasonable commercial efforts to preserve intact its business organization, maintain all material contracts, Company Permits and other material rights, retain the services of all respective officers and key employees and maintain relationships with material customers and suppliers;

                  (c) use reasonable commercial efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

                  (d) use reasonable commercial efforts to cause to be delivered to Holdings a letter from KPMG LLP, dated within two business days before the date of the mailing of the Proxy Statement to the shareholders of Company and the stockholders of Holdings, addressed to Company and Holdings, in form and substance reasonably satisfactory to Holdings and customary in scope and substance for comfort letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Proxy Statement and Registration Statement;

                  (e) promptly supplement or amend any schedule to this Agreement delivered by Company with respect to any matter that arises or is discovered after the date hereof that, if existing or known at the date hereof, would have been required to be set forth or listed in any such schedule; provided, that, for purposes of determining the rights and obligations of the parties hereunder (other than the obligation of Company under this Section 5.03(e)), any such supplemental or amended disclosure will be deemed to have been disclosed to Holdings as of the date hereof unless Holdings otherwise expressly objects in writing within five business days after receipt; and

                  (f) enter into a Registration Rights Agreement with the Affiliates substantially in the form of Exhibit J.

         SECTION 5.04. Negative Covenants of Company. Except as expressly contemplated by this Agreement or Schedule 5.04, or otherwise consented to in writing by

Holdings (which consent will not be unreasonably withheld or delayed), from the date of this Agreement until the Effective Time, Company will not do, and will not permit any of its subsidiaries to do, any of the foregoing:

                  (a) increase the compensation payable to or to become payable to any director, officer, key employee or consultant (other than for annual merit increases and bonuses in the ordinary course of business consistent with past practices and increases resulting from the operation of compensation arrangements in effect prior to the date hereof), or grant any severance or termination pay (other than pursuant to the normal severance policy of Company or its subsidiaries as in effect on the date of this Agreement or as otherwise may be required under the Workers Adjustment Retraining Notification Act) to, or enter into or amend any employment or severance agreement with, any director, officer or key employee or pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units not permitted under Section 5.04(d)(i)(w)) or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law; provided, however, that nothing in this Agreement will be deemed to prohibit the payment of benefits as they become payable;

                  (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly-owned subsidiary of Company to Company or another wholly-owned subsidiary of Company;

                  (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

                  (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Liens) of any shares of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares, except for (w) the issuance of stock options under Company's employee stock option plans in effect on the date hereof in the ordinary course and consistent with past practice; provided, that such options can not be exercised prior to the Effective Time; (x) the issuance of Company Common Stock upon the exercise of employee stock options and warrants outstanding on the date of this Agreement; and (y) the issuance of Company Common Stock upon conversion of all or any part of contingent payment obligations incurred in connection with acquisitions made prior to the date of this Agreement and disclosed on Schedule 4.03(b); and in each of the cases set forth in the foregoing clauses (w), (x) and (y), in accordance with their present terms; or (ii) amend or otherwise modify the terms of any such rights, warrants, options, employee stock option plans or contingent payment obligations the effect of which shall be to make such terms more favorable to the holders thereof;

                  (e) acquire or agree to acquire equity interests in or all or a portion of the assets of any business or person (by purchase, merger, consolidation or any other means), except for the purchasing of assets from suppliers or vendors in the ordinary course of business and consistent with past practice;

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any material portion of its assets, except for dispositions of inventories, equipment and other assets in the ordinary course of business and consistent with past practice;

                  (g) adopt or propose to adopt any amendments to its charter or bylaws;

                  (h) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except under existing credit lines in the ordinary course of business consistent with past practice and provided that the aggregate amount of all outstanding indebtedness after giving effect to such incurrence in no event exceeds $53,000,000;

                  (i) take any action which would result in a failure to maintain the trading of Company Common Stock on NASDAQ;

                  (j) make any tax election or settle or compromise any income tax liability that could reasonably be expected to be material to Company and its subsidiaries taken as a whole;

                  (k) make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of the date of this Agreement and consistent with past practices;

                  (l) make any material loans or advances to any other person, other than to its wholly-owned subsidiaries and other than routine advances to employees or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business;

                  (m) except in the ordinary course of business, modify, amend, assign or terminate any material agreement, permit, concession, franchise, license or similar instrument to which Company or any of its subsidiaries is a party or waive any material rights of Company or any of its subsidiaries thereunder;

                  (n) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or generally accepted accounting principles; or

                  (o) agree in writing to do any of the foregoing.

         SECTION 5.05. Financing Arrangement. Company and Holdings shall use their reasonable commercial efforts to jointly arrange a senior credit facility of not less than $195,000,000 to be provided to the Surviving Corporation immediately after the Effective Time (the "Senior Financing"). The Senior Financing will be on terms that are reasonably acceptable to each of Company's Board of Directors and Holdings' Board of Directors.

         SECTION 5.06. No Solicitation by Company.

                  (a) Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Company Competing Transaction (as hereinafter defined) or
(ii) participate in any discussions or negotiations regarding any Company Competing Transaction; provided, however, that if, at any time prior to the approval and adoption of the Merger and this Agreement by the requisite holders of Company Common Stock, the Board of Directors of Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Company's shareholders under applicable Law, Company may, in response to a Company Competing Transaction which was not solicited by it or which did not otherwise result from a breach of this Section 5.06(a), and subject to compliance with Section 5.06(c), (x) furnish information with respect to Company and its subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by Company after consultation with its outside counsel), the benefits of the terms of which, if more favorable to the other party to such Confidentiality Agreement than those in place with Holdings, shall be extended to Holdings, and (y) participate in negotiations regarding such Company Competing Transaction. For purposes of this Agreement, "Company Competing Transaction" means any bona fide written inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20 percent or more of the assets of Company and its subsidiaries on a consolidated basis or 20 percent or more of any class of equity securities of Company, or any tender offer (including a self-tender offer), merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 5.06, neither the Board of Directors of Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Holdings, the approval or recommendation by such Board of Directors or such committee of the Merger and this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Competing Transaction, or (iii) cause Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Competing Transaction. Notwithstanding the foregoing, in the event that prior to the approval and adoption of the Merger and this Agreement by the requisite holders of Company Common Stock, the Board of Directors of Company determines in good faith, after it has an offer for a Company Superior Proposal (as defined below) and after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Company's shareholders under applicable Law, the Board of Directors of Company may, subject to Holdings' rights under
Section 7.05, withdraw or modify its approval or recommendation of the Merger and this Agreement or terminate this Agreement and on at least two business days' notice and after such termination, if it so chooses, cause Company to enter into any Company Acquisition Agreement with respect to any Company Superior Transaction. For purposes of this Agreement, a "Company Superior Proposal" means a Company Competing Transaction on terms which the Board of Directors of Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Company's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Company, after consultation with its financial advisor, is reasonably likely to be obtained by such third party.

                  (c) In addition to the obligations of Company set forth in subsections (a) and (b) of this Section 5.06, Company shall immediately advise Holdings orally and in writing of any request for information relating to any Company Competing Transaction or of any Company Competing Transaction, including the material terms thereof and the identity of the person making such request or Company Competing Transaction. Company will keep Holdings informed of the status of any such request or Company Competing Transaction, including the principal steps the Company is taking in response thereto.

                  (d) Nothing contained in this Section 5.06 shall prohibit Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act of 1934, as amended (the "Exchange Act") or from making any disclosure to Company's shareholders if, in the good faith judgment of the Board of Directors of Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Company's shareholders under applicable Law; provided, however, that neither Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 5.06(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement and the Merger, or approve or recommend, or propose publicly to approve or recommend, a Company Competing Transaction.

         SECTION 5.07. Access and Information.

                  (a) Holdings shall, and shall cause its subsidiaries to, (i) afford to Company and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Company Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of Holdings and its subsidiaries and to the books and records thereof, and (ii) furnish promptly to Company and the Company Representatives such information concerning the business, properties, contracts, records and personnel of Holdings and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Company.

                  (b) Company shall, and shall cause its subsidiaries to, (i) afford to Holdings and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Holdings Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of Company and its subsidiaries and to the books and records thereof, and (ii) furnish promptly to Holdings and the Holdings Representatives such information concerning the business, properties, contracts, records and personnel of Company and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Holdings.

                  (c) Notwithstanding the foregoing provisions of this Section 5.07, neither party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by Law or would waive any rights to privileged communications. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are herein contained and each such representation and warranty shall survive such investigation.

                  (d) The information received pursuant to subsections (a) and
(b) of this Section 5.07 shall be deemed to be "Confidential Information" for purposes of the reciprocal Confidentiality Agreements, dated September 28, 1998 between Company and FreshPoint, Inc., a subsidiary of Holdings (the "Confidentiality Agreements").

     SECTION 5.08. Appropriate Action; Consents; Filings.

         (a) Upon the terms and subject to the conditions hereof, each of Company and Holdings shall use (and shall cause each of their respective subsidiaries to use, as applicable) reasonable commercial efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement; (ii) obtain from any Governmental Entities or other third parties any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Company or Holdings or any of their subsidiaries, as applicable, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or required to prevent a Material Adverse Effect from occurring to Company, Holdings or the Surviving Corporation; and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (u) the DGCL, (v) the Texas Act,
(w) NASDAQ, (x) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities Laws; (y) the HSR Act, and (z) any other applicable Law.

         (b) Each of Company and Holdings shall (and shall cause their respective subsidiaries to, as applicable) cooperate and consult with each other in connection with the making of all filings referred to in Section 5.08(a), including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith, and shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law.

         (c) In the event that either Company or Holdings (or any of their respective subsidiaries) shall fail to obtain any Governmental Entity or other third party consent, waiver, approval, authorization or order required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the parties agree to consummate the Merger without such consent, waiver, approval, authorization or order, such party shall use its best efforts, and shall take any such actions reasonably requested by the other party, prior to Closing to limit the adverse effect upon the Surviving Corporation, its respective subsidiaries, and their respective businesses resulting, which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, waiver, approval, authorization or order.

         (d) Company and Holdings agree to cooperate with respect to, and shall cause each of their respective subsidiaries, as applicable, to cooperate with respect to, and agree to use best efforts vigorously to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (an "Order"), of any Governmental Entity that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transaction contemplated by this Agreement.

         (e) Each of Company and Holdings shall promptly notify the other of (i) any material change in its current or future business, financial condition or results of operations, (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities with respect to its business or the transactions contemplated hereby, (iii) the institution or the threat of material litigation involving it or any of its subsidiaries, (iv) any material notice or communication from any regulatory authority or NASDAQ in connection with the Merger or the other transactions contemplated by this Agreement, or (v) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements set forth herein not to be true and correct at the Effective Time.

         (f) Each party hereto shall promptly inform the other of any material communication from the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational antitrust authority regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practical after consultation with the other party, an appropriate response in compliance with such request. Company will advise Holdings promptly in respect of any understandings, undertakings or agreements (oral or written) which Company proposes, or has proposed to it, to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement.

     SECTION 5.09. Tax Treatment. Each party hereto shall use best efforts to cause the Merger to qualify, and shall not take, and shall use best efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying as a reorganization under the provisions of section 368(a) of the Code.

     SECTION 5.10. Public Announcements. Each party hereto shall consult with the other parties hereto before issuing any press release or otherwise making any public announcements with respect to the Merger and shall not issue any such press release or make any such public announcements prior to such consultation, except as otherwise required by applicable Law or the rules of NASDAQ. The press release announcing the execution and delivery of this Agreement shall be a joint press release of Company and Holdings.

     SECTION 5.11. NASDAQ Listing. Company shall use best efforts to cause the Merger Shares to be approved for listing (subject to official notice of issuance) on NASDAQ prior to the Effective Time.

     SECTION 5.12. Meeting of Shareholders. Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a special meeting of its shareholders (the "Company Shareholders' Meeting") for the purpose of obtaining the adoption and approval of this Agreement and the Merger by its shareholders. Company will, through its Board of Directors, recommend to its shareholders the adoption and approval of this Agreement and the Merger, except to the extent that the Board of Directors of Company shall have withdrawn or modified its approval or recommendation of the Merger and this Agreement or terminated this Agreement in accordance with Section 5.06(b). Company shall use its reasonable commercial efforts (through its agents or otherwise) to solicit from its shareholders proxies in favor of the adoption of this Agreement, and shall take all other reasonable action to seek the necessary affirmative vote by its shareholders approving this Agreement and the Merger, except to the extent that the Board of Directors of Company determines in good faith after consultation with outside counsel that doing so would cause the Board of Directors of Company to breach its fiduciary duties to Company's shareholders under applicable law.

     SECTION 5.13. Registration Statement; Proxy Statement.

         (a) As promptly as practicable after the execution of this Agreement,
(i) Company shall prepare and Company shall file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to Company's shareholders, the "Proxy Statement") and
(ii) Company shall prepare and file with the SEC a registration statement to register the Merger Shares (in which the Proxy Statement will be included) on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement"). Holdings shall cooperate with Company in the preparation of the Proxy Statement and the Registration Statement and shall be provided a reasonable opportunity to review and comment on such documents. Company shall, as promptly as practicable, provide Holdings with any comments received from the SEC with respect to the Proxy Statement or the Registration Statement. Company and Holdings shall promptly advise the other if any event or circumstance arises with respect to it or its affiliates or its officers or directors that should be set forth in a supplement or amendment to the Proxy Statement or the Registration Statement. Company shall use reasonable commercial efforts to cause the Registration Statement to be declared effective as promptly as practicable, and shall use reasonable commercial efforts to take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of the Merger Shares. As promptly as practicable after the Registration Statement shall have been declared effective, each of Company and Holdings shall mail the Proxy Statement to its respective shareholders. Company shall cause the Registration Statement and the Proxy Statement to conform as to form and substance in all material respects with all applicable requirements of (i) the Exchange Act including
Section 14(a) thereof, and the respective regulations promulgated thereunder,
(ii) the Securities Act, (iii) the rules and regulations of NASDAQ, (iv) Delaware Law and (v) Texas Law.

         (b) The Proxy Statement shall include the recommendation of the Board of Directors of Company to the shareholders of Company that they vote in favor of the adoption of this Agreement and the Merger; provided, however, that the Board of Directors of Company may, at any time prior to the Effective Time, withdraw, modify or change such recommendation if the Board of Directors of Company determines in good faith after consultation with outside counsel that failure to so withdraw, modify or change its recommendation would cause the Board of Directors of Company to breach its fiduciary duties to Company's shareholders under applicable law. In addition, the Proxy Statement will include a copy of the written opinion of Bear Stearns referred to in Section 4.21.

         (c) No amendment or supplement to the Registration Statement or the Proxy Statement will be made without the approval of each of Holdings and Company, which approval will not be unreasonably withheld or delayed. Company will advise Holdings promptly after it receives notice thereof, of the issuance of any stop order, of the suspension of the qualification of the Company Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC or NASDAQ for amendment of the Registration Statement or the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         (d) The information supplied by Holdings for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Holdings for inclusion in the Proxy Statement shall not, at the date the Proxy Statement is first mailed or at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Holdings for any of its subsidiaries, or any of their respective officers or directors, should be discovered by Holdings that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, Holdings shall promptly inform Company.

         (e) The information supplied by Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Company for inclusion in the Proxy Statement shall not, at the date the Proxy Statement is first mailed or at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Company or its subsidiaries, or any of their respective officers or directors, should be discovered by Company that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, Company shall promptly inform Holdings.

     SECTION 5.14. Insurance and Indemnification. (a) For a period of three years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring up to and including the Effective Time covering each person currently covered by Holdings' and Company's officers' and directors' liability insurance policies on terms with respect to coverage and in amounts (including deductibles) no less favorable than those of such policies in effect on the date hereof. For a period of six years after the Effective Time, the Surviving Corporation shall not amend or otherwise modify Article Nine of the articles of incorporation of the Surviving Corporation (as in effect at the Effective Time) in a manner that would adversely affect the indemnification rights thereunder of any individuals who at any time prior to the Effective Time were directors or officers of Holdings or Company in respect of acts or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such amendment or modification is required by Law.

         (b) The provisions of this Section 5.14 are intended for the benefit of, and shall be enforceable by, each insured or indemnified party and his or her heirs and representatives.

     SECTION 5.15. Employee Loans. Prior to the Effective Time, the principal balance of the employee loans owing to Company and Holdings described on
Schedule 5.15 will be forgiven by Company or Holdings, as applicable.

     SECTION 5.16. Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or similar state or federal anti-takeover statute or regulation is or may become applicable to the Merger or the transaction contemplated hereby each of Company and Holdings and its respective Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                                   ARTICLE VI
                               CLOSING CONDITIONS

     SECTION 6.01. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the parties hereto, in whole or in part, to the extent permitted by applicable Law:

         (a) This Agreement and the Merger shall have been approved by the requisite vote of the shareholders of Company and the stockholders of Holdings.

         (b) No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order, whether temporary, preliminary or permanent (an "Order"), which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting or materially delaying consummation of the Merger; and no such Governmental Entity shall have initiated or threatened to initiate any proceeding seeking any of the foregoing.

         (c) The applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

         (d) The Senior Financing shall be in full force and effect as of the Effective Time.

         (e) Hughes & Luce, L.L.P. shall have delivered to each of Company, Holdings and Holdings' stockholders its written opinion substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of section 368(a) of the Code, (ii) Company and Holdings will each be a party to that reorganization within the meaning of section 368(b) of the Code, and (iii) Company, Holdings and Holdings' stockholders will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, except that Hughes & Luce, L.L.P. shall not express an opinion concerning whether the receipt of shares of Company Common Stock exchanged for Holdings Preferred Stock, insofar as measured with respect to accrued and unpaid dividends on Holdings Preferred Stock, will result in taxable income to the holders of Holdings Preferred Stock.

         (f) Each of David Sheinfeld, Mitt Parker, Steve Grinstead, Brian Sturgeon and John Gray shall have entered into an employment agreement with the Surviving Corporation substantially in the form of Exhibit D, which shall be signed as of the date hereof and shall be in full force and effect on the Closing Date.

         (g) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order. The Proxy Statement shall have been delivered to the shareholders of the Company in accordance with the requirements of the Exchange Act.

         (h) The Company shall have received all state securities and "blue sky" permits and approvals necessary to consummate the Merger and the transactions contemplated hereby.

         (i) The Fisher Consent shall be in full force and effect without amendment or modification since the date of this Agreement, and the Fisher Note shall have been paid in full at or prior to the Closing Date, and all obligations of Holdings or any of its subsidiaries thereunder shall be released upon payment of all obligations thereunder.

         (j) The shareholders listed on Schedule 6.01(j) shall have entered into a Shareholders' Agreement with the Company and subsidiary substantially in the form of Exhibit F.

     SECTION 6.02. Additional Conditions to Obligations of Company. The obligations of Company to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Company, in whole or in part:

         (a) Each of the representations and warranties of Holdings set forth in this Agreement that contains any materiality qualification shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), and each of the representations and warranties of Holdings set forth in this Agreement that does not contain any materiality qualification shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date). Company shall have received certificates of the President and the Chief Financial Officer of Holdings dated the Closing Date, to such effect.

         (b) Holdings shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Company shall have received certificates of the President and the Chief Financial Officer of Holdings, as applicable, dated the Closing Date, to that effect.

         (c) Since December 26, 1998, there shall have been no change, event, occurrence or circumstance in the current or future business, financial condition or results of operations of Holdings or any of its subsidiaries having or reasonably likely to have a Material Adverse Effect on Holdings. Company shall have received a certificate of the President and the Chief Financial Officer of Holdings, dated the Closing Date, to such effect.

         (d) Counsel to Holdings shall provide a written legal opinion to Company, in form and substance satisfactory to Company and its counsel, covering the matters set forth in Exhibit E.

         (e) All of the Holdings Warrants shall have been exchanged or exercised for shares of Holdings Common Stock.

         (f) Holdings shall have delivered to Company affiliate letters executed by the Affiliates substantially in the form of Exhibit G.

         (g) Holdings shall provide written evidence to Company of the termination of the credit facility of Holdings and its subsidiaries with NationsBank of Texas, N.A. at or prior to the Effective Time, and all obligations of Holdings or any of its subsidiaries thereunder shall be released upon payment of all obligations thereunder.

         (h) Holdings shall provide written evidence to Company of the termination of the consulting agreements with Rosecliff and Buttonwood as of the Effective Time, and all obligations of Holdings or any of its subsidiaries to Rosecliff and Buttonwood thereunder or otherwise shall be terminated as of the Effective Time.

         (i) Holdings shall provide written evidence that all filings, authorizations, consents, approvals or other actions listed on Schedule 6.02(i) shall have been filed, obtained, or taken, as the case may be.

         (j) Holdings shall provide written evidence that all of the Company Common Stock received by the Holdings stockholders described in the shareholder summary in Schedule 3.03(a), except for those listed under the caption "Rosecliff Investors and Affiliates" on that schedule, shall have been distributed at or promptly after the Closing Date.

     SECTION 6.03. Additional Conditions to Obligations of Holdings. The obligations of Holdings to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Holdings, in whole or in part:

         (a) Each of the representations and warranties of Company set forth in this Agreement that contains any materiality qualification shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), and each of the representations and warranties of Company set forth in this Agreement that does not contain any materiality qualification shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date). Holdings shall have received a certificate of the President and the Chief Financial Officer of Company, dated the Closing Date, to such effect.

         (b) Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Holdings shall have received a certificate of the President and the Chief Financial Officer of Company, dated the Closing Date, to that effect.

         (c) Since October 2, 1998, there shall have been no change, event, occurrence or circumstance in the current or future business, financial condition or results of operations of Company or any of its subsidiaries having or reasonably likely to have a Material Adverse Effect on Company. Holdings shall have received a certificate of the President and the Chief Financial Officer of Company, dated the Closing Date, to such effect.

         (d) Company shall provide written evidence that all filings, authorizations, consents, approvals or other actions listed on Schedule 6.03(d) shall have been filed, obtained or taken, as the case may be.

         (e) Counsel to Company shall provide a written legal opinion to Holdings, in form and substance satisfactory to Holdings and its counsel, covering the matters set forth in Exhibit I.

         (f) Company shall provide written evidence to Holdings of the termination of the credit facility of Company and its subsidiaries with Bank of America Texas, N.A. at or prior to the Effective Time, and all obligations of Company or any of its subsidiaries thereunder shall be released upon payment of all obligations thereunder.

         (g) The Merger Shares shall be approved for listing on NASDAQ.

         (h) The Affiliates shall have entered into a Registration Rights Agreement with the Company substantially in the form of Exhibit J.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of Company or Holdings:

         (a) by mutual written consent of Company and Holdings;

         (b) by either Company or Holdings, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order to terminate this Agreement has not complied with its obligations under Section 5.08(d) of this Agreement;

         (c) by either Company or Holdings, if the Merger shall not have been consummated before September 30, 1999 unless the failure to consummate the Merger by such date is the result of a willful material breach of this Agreement by the party seeking to terminate;

         (d) by either Company or Holdings if this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption at the Company Shareholders' Meeting;

         (e) by Holdings, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.03(a), (b), (c) or (d), as the case may be, would be incapable of being satisfied by September 30, 1999; provided, that in any case, a willful material breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.01(e);

         (f) by Holdings, if the Board of Directors of Company or any committee thereof shall have withdrawn or modified in a manner adverse to Holdings its approval or recommendation of the Merger or this Agreement or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Company Competing Transaction;

         (g) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Holdings set forth in this Agreement, or if any representation or warranty of Holdings shall have become untrue, in either case such that the conditions set forth in Section 6.02(a), (b), (c) or (i), as the case may be, would be incapable of being satisfied by September 30, 1999; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.01(g); or

         (h) by Company, in accordance with Section 5.06(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements of Section 7.05.

The right of any party hereto to terminate this Agreement pursuant to this
Section 7.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

     SECTION 7.02. Effect of Termination. Except as provided in Section 5.06(b), 7.05, 9.01 or this Section 7.02, in the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, there shall be no liability on the part of the parties to the other parties and all rights and obligations of any party hereto shall cease, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case the non-breaching party shall have the rights and remedies available to it at Law or in equity as a result of such willful breach.

     SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors or committee thereof, as applicable, at any time prior to the Effective Time; provided, however, (a) no amendment, which under applicable Law may not be made without the approval of the shareholders of Holdings, may be made without such approval and (b) no amendment, which under applicable Law, may not be made without the approval of the stockholders of Company, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 7.04. Waiver. Subject to Section 7.03, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, or (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 7.05. Expenses and Other Payments.

         (a) Except as set forth in this Section 7.05, all Expenses incurred by Company in connection with the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby shall be borne solely and entirely by Company, and all Expenses incurred by Holdings in connection with the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby shall be borne solely and entirely by Holdings; provided, however, that Expenses borne by Holdings shall not include any out-of-pocket expenses of counsel and advisors to Fisher or counsel and advisors to the estate of Peter T. Joseph.

         (b) Holdings and Company agree that if this Agreement is terminated by Company pursuant to Sections 7.01(c), (d) or (h) or by Holdings pursuant to Sections 7.01(c), (d) or (f), and at or prior to such termination there exists a Company Competing Transaction and prior to or within 12 months of such termination, Company recommends or enters into a letter of intent or definitive agreement for, or consummates, a Company Competing Transaction, Company shall pay to Holdings a termination fee equal to $3,000,000, plus all documented out-of-pocket Expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by Holdings in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed $750,000.

         (c) Holdings and Company agree that if this Agreement is terminated (i) by Holdings pursuant to Section 7.01(e), subject to the provision in Section
7.02 regarding willful breach, Company shall reimburse all of Holdings' Expenses relating to the Merger in an amount not to exceed $1,000,000; provided, however, that Expenses borne by Holdings shall not include any out-of-pocket expenses of counsel and advisors to Fisher or counsel and advisors to the estate of Peter T. Joseph, or (ii) by Company pursuant to Section 7.01(g), subject to the provision in Section 7.02 regarding willful breach, Holdings shall reimburse all of Company's Expenses relating to the Merger in an amount not to exceed $1,000,000.

         (d) Any payment required to be made pursuant to Section 7.05(b) shall be made contemporaneously with the recommendation, execution of a letter of intent or definitive agreement or consummation, as applicable, of the Company Competing Transaction, and shall be made by wire transfer of immediately available funds to an account designated by Holdings.

         (e) Any filing fees under the HSR Act shall be shared equally by Holdings and Company.

         (f) Company and Holdings acknowledge that the agreements contained in this Section 7.05 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Holdings and Company would not enter into this Agreement; accordingly, if either Company or Holdings fails to pay promptly the amount due pursuant to this Section 7.05, and, in order to obtain such payment, the other party commences a suit which results in a judgment against Company or Holdings for such amount, Company shall pay to Holdings or Holdings shall pay to Company Expenses in connection with such suit, together with interest on the amount of such amount at the prime rate of Bank of America in effect on the date such payment was required to be made.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     SECTION 8.01. Effectiveness of Representations, Warranties and Agreements.

         (a) Except as set forth in Section 8.01(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VII, except that the agreements set forth in Articles I, II and VIII shall survive the Effective Time and those set forth in Sections 7.02 and 7.05 and Article VIII shall survive termination. Nothing herein shall be construed to cause the Confidentiality Agreements to terminate upon the termination of this Agreement pursuant to Article VII.

     SECTION 8.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile number specified below:

         (a) If to Company, to:

             Fresh America Corp.
             6600 LBJ Freeway
             Suite 180
             Dallas, Texas  75240
             Attention:  David I. Sheinfeld
             Facsimile:  (972) 774-0515

         with a copy to:

             Hughes & Luce, L.L.P.
             1717 Main Street, Suite 2800
             Dallas, Texas  75201
             Attention:  Alan J. Bogdanow
             Facsimile:  (214) 939-5849

         (b) If to Holdings, to:

             FreshPoint Holdings, Inc.
             15305 Dallas Parkway
             Suite 1010
             Dallas, Texas  75248
             Attention:  Mitt Parker
             Facsimile:  (972) 392-8120

         with a copy to:

             Paul, Weiss, Rifkind, Wharton & Garrison
             1285 Avenue of the Americas
             New York, NY  10019-6064
             Attention:  Kenneth M. Schneider
             Facsimile:  (212) 373-2825

     SECTION 8.03. Certain Definitions. For the purposes of this Agreement, the term:

         (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

         (b) a "person" shall be deemed a "beneficial owner" of or to have "beneficial ownership" of Holdings Common Stock or Company Common Stock, as the case may be, in accordance with the interpretation of the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof; provided that a person shall be deemed to be the beneficial owner of, and to have beneficial ownership of, Holdings Common Stock or Company Common Stock, as the case may be, that such person or any affiliate of such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

         (c) "business day" means any day other than a day on which banks in the State of Texas are authorized or obligated to be closed.

         (d) "control" (including the terms "controlled," "controlled by," and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

         (e) "Expenses" shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Proxy Statement, the solicitation of shareholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

         (f) "knowledge" or "known" means with respect to any matter in question, if an executive officer of Holdings or Company, as the case may be, has actual knowledge after reasonable inquiry of such matter.

         (g) "Material Adverse Effect" means, when used in connection with Company or Holdings, any change, circumstance or effect that, individually or when taken together with all other such changes, circumstances or effects, could reasonably be expected to be materially adverse to the business, operations, assets, financial condition, results of operations or prospects of such party and of its subsidiaries, taken as a whole.

         (h) "Merger Shares" means Company Common Stock issued pursuant to Sections 2.01(a) and (b).

         (i) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as used in Section 13(d) of the Exchange Act).

         (j) "subsidiary" or "subsidiaries" of Holdings, Company, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which Holdings, Company, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50 percent or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         (k) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

     SECTION 8.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

     SECTION 8.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 8.06. Entire Agreement. This Agreement (together with the Exhibits and Schedules) and the Confidentiality Agreements constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof.

     SECTION 8.07. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 8.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than as contemplated by Article II or Section 5.14), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.09. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.10. Governing Law. Except to the extent the laws of the State of Delaware are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     SECTION 8.11. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    FRESH AMERICA CORP.


                                    By:    /s/ David Sheinfeld
                                        ---------------------------------------
                                    Name:  David Sheinfeld
                                          -------------------------------------
                                    Title: Chairman and Chief Executive Officer
                                           ------------------------------------


                                    FRESHPOINT HOLDINGS, INC.


                                    By:    /s/ Mitt Parker
                                        ---------------------------------------
                                    Name:  Mitt Parker
                                          -------------------------------------
                                    Title: President and Chief Executive Officer
                                           ------------------------------------

                                                                       EXHIBIT C


                              BOARD OF DIRECTORS OF
                            FRESHPOINT AMERICA, INC.

      NAME                                         TERM EXPIRES
      ----                                         ------------
Steve Grinstead (1)                                     2002

Lawrence Jackson (1)                                    2001

David Sheinfeld (1)                                     2000

Shelly Stein (1)                                        2000

Colon Washburn (1)                                      2001

John J. Geisler (2)                                     2001

Mitt Parker (2)                                         2002

Donald R. Kendall (2)                                   2001

Brian Sturgeon (2)                                      2002

John Gutfreund (2)                                      2000

Bob Dussler (2)                                         2000


----------

(1) Designated by Company
(2) Designated by Holdings

                              EXECUTIVE OFFICERS OF
                            FRESHPOINT AMERICA, INC.

      NAME                                     OFFICE
      ----                                     ------
David Sheinfeld                Chairman of the Board

Mitt Parker                    Chief Executive Officer

Steve Grinstead                Executive Vice President, President Fresh
                               America Division

Brian Sturgeon                 Executive Vice President, President Fresh
                               Point Division

John Gray                      Executive Vice President, Chief Financial
                               Officer

                                                                       EXHIBIT D

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), made and entered into as of _______________, 1999 by and between __________________________, a resident of the State of Texas (the "EXECUTIVE") and FRESH AMERICA CORP., a Texas corporation (the "COMPANY").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of _________________, 1999, by and between the Company and FRESHPOINT HOLDINGS, INC., a Delaware Corporation ("HOLDINGS"), Holdings will merge with and into the Company (the "Merger"), with the Company being the surviving entity resulting from the Merger and having the name FRESHPOINT AMERICA, INC.;

         WHEREAS, the Executive is serving as the ______________________________ of the _______________________;

         WHEREAS, as a condition to the execution of the Merger Agreement, the Executive and Company have agreed to enter into this Agreement whereby the Executive shall serve as the ______________________ of the Company; and

         WHEREAS, the Board of Directors of the Company (the "BOARD OF DIRECTORS") desires the Company to employ the Executive, and the Executive desires to be employed by the

                                   Exhibit D
                              Employment Agreement

Company, on the terms and conditions set forth in this Agreement but only in the event the Merger is consummated.

         NOW, THEREFORE, in consideration of the employment of the Executive by the Company, of the premises and the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment subject to the consummation of the Merger, on the terms and conditions set forth in this Agreement. The Executive represents and warrants that he is not a signatory to, or otherwise bound by, any agreement that would prevent or materially impair his ability to accept and perform the employment duties contemplated by this Agreement.

         2. Term. Subject to the provisions of Sections 10 and 12 of this Agreement, the period of Executive's employment under this Agreement (the "TERM") shall be deemed to have commenced as of the effective time of the Merger (the "EFFECTIVE TIME"), and shall continue for a period of twenty four (24) calendar months thereafter, and any extensions thereafter, unless the Executive dies before the end of such twenty four (24) months, in which case the period of employment shall continue until the end of the month of such death. [NOTE: AS TO JOHN GRAY ONLY, 12 MONTHS IS SUBSTITUTED FOR 24 MONTHS IN THE PRECEDING PARAGRAPH.]

         The said twenty four (24) month period of employment shall automatically be extended for additional twenty four (24) full calendar months terms without further action by the parties, commencing on the second anniversary of this Agreement and each anniversary thereafter. No


                                   Exhibit D
                              Employment Agreement
such automatic extension shall occur if either party shall, at least ninety (90) days prior to any said anniversary, have served written notice upon the other of its intention that this Agreement shall not be so extended. [NOTE: AS TO JOHN GRAY ONLY, THE PRECEDING PARAGRAPH IS NOT APPLICABLE.]

         3. Duties, Authority, Status and Responsibilities. The Executive shall serve in the capacity or capacities and shall have the duties and responsibilities set forth in Section A of Appendix I attached hereto and such other duties and responsibilities consistent therewith as may be determined from time to time by the Board of Directors. During the Term, the Executive shall devote substantially all his time and use his best efforts during normal business hours to the business and affairs of the Company except for vacations, illness or as otherwise agreed to by the Board of Directors and the Executive. Subject to his election or appointment as such, the Executive agrees to serve without additional compensation during the Term as a director or a member of any committee of the Board of Directors or the board of directors of any of the Company's affiliates.

         4. Place of Performance. The Executive shall be based and shall perform his duties at the offices of the Company set forth in Section B of Appendix I attached hereto, except for reasonable travel as the performance of the Executive's duties may require.

         5. Compensation.

            (a) Base Salary. Subject to Section 10, during the Term, the Executive shall receive from the Company the annual base salary set forth in Section C of Appendix I attached hereto (as in effect from time to time, the ("BASE SALARY"). The Base Salary shall be payable in


                                   Exhibit D
                              Employment Agreement
regular installments in accordance with the customary executive payroll practices of the Company. The Board of Directors shall review the Executive's Base Salary annually and in its sole discretion may adjust upwards the Executive's Base Salary from year to year during the term of this Agreement. The annual compensation adjustment, (regardless of form), will be determined by the Board of Directors after taking into account, among other things, changes in the cost of living, Executive's performance and the performance of the Company. Any action or review by the Board of Directors may be delegated to an appropriate committee thereof.

            (b) Incentive Compensation. In addition to Base Salary and subject to Section 11, with respect to each fiscal year of the Company during the Term, the Executive shall be eligible to earn incentive or bonus compensation (the "BONUS"). The amount of the Bonus (the "BONUS AMOUNT") shall be determined in accordance with the bonus plan (the "BONUS PLAN"), attached hereto as Schedule
A. The Bonus Amount shall be paid within the earlier of 15 days of the Board of Director's receipt of the Company's audited financial statements for the applicable fiscal year and 90 days after the end of such fiscal year.

         6. Expenses. During the Term, the Executive shall be entitled to receive from the Company prompt reimbursement for all reasonable travel and business expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors from time to time for the Company's senior executive officers) in performing services hereunder, upon presentation of expense statements or vouchers and such other information as the Company may reasonably require.



                                   Exhibit D
                              Employment Agreement

         7. Employee Benefits.

            (a) General. The Executive shall be entitled to participate in all executive benefit plans, programs and arrangements of the Company now or hereafter made available to senior executives of the Company, as such plans, programs and arrangements may be in effect from time to time. Without limitation of the Executive's rights under Section 5(b) and 8, the compensation committee of the Board of Directors or the Board of Directors shall determine, from time to time, the extent to which the Executive shall have the right to participate in other bonus, incentive compensation, stock option or purchase plans. The Company shall indemnify the Executive and hold the Executive harmless from and against any claim, loss or cause of action arising from or out of the Executive's performance as an officer, director or Executive of the Company to the maximum extent permitted by law and the certificate of incorporation and by-laws of the Company, except in cases where such performance constitutes fraud, gross negligence, criminal conduct or bad faith. The Company shall maintain in full force and effect directors' and officers' liability insurance unless the Board of Directors of the Company determines that the cost of such insurance is not commercially reasonable when weighed against the nature of the coverage available.

            (b) Vacations. The Executive shall be entitled to annual vacations in accordance with the Company's vacation policies in effect from time to time for senior executives of the Company, but in any event shall be entitled to not less than the number of weeks described in Section D of Appendix I attached hereto which may be used during the twelve month period during the Term in which accrued or in the next succeeding twelve month period during the Term; provided, that the Executive's accrued and unused vacation shall not exceed six weeks at


                                   Exhibit D
                              Employment Agreement
any time. Vacations shall not be taken in a manner which will unreasonably interfere with the Executive's duties hereunder. The Executive shall also be entitled to all paid holidays and personal days given by the Company to its senior executives.

         8. Other Long Term Compensation. The Executive is granted an option to purchase the number of shares of common stock in the Company, set forth in Section E of Appendix I (the "OPTIONS"); and, shall further participate in such other long term compensation arrangements, set forth in Section E of Appendix I. If either (i) a Change in Control has occurred as set forth in Section 12 of this Agreement; or, (ii) this Agreement is terminated by the Company at any time for any reason other than for Cause, as defined in Section 10 herein, all Options not previously vested shall vest 100% on the date of such event.

         9. Restrictive Covenants and Confidentiality.

            (a) Non-competition and Non-solicitation.

                (i) For a period commencing with the Effective Time and ending two (2) years after the Executive is no longer employed by the Company or any affiliate of the Company (the "RESTRICTED PERIOD"), the Executive shall not, and shall not permit any of his affiliates to, directly or indirectly, in any geographical area in which the Company does business, as of the date the Executive's employment by the Company terminates for any reason (the "Territory"), engage in the business of purchasing, selling and distributing, and arranging for or brokering the sale and distribution of fresh fruits and vegetables or such other products or other businesses as the Company and its affiliates are then engaged (the "BUSINESS") or, whether alone or in association with others, as principal, officer, agent, executive, director or stockholder of any


                                   Exhibit D
                              Employment Agreement
corporation, partnership, association or other entity, or through the investment of capital, lending of money or property, rendering of services or otherwise, engage, influence, control, have an interest in or otherwise become actively involved with any business competitive with the Business of the Company and its affiliates.

                (ii) During the Restricted Period, the Executive shall not, and shall not permit any of his respective affiliates, employees, or agents to, directly or indirectly, on their own behalf or on behalf of any other person,
(A) call upon, accept business from, or solicit the business of (or attempt to do any of the foregoing) any customer of the Company or any of its affiliates or any other person who is, or who had been at any time during the preceding twelve months, a customer of the Company or any of its affiliates in the Territory, (B) otherwise divert or attempt to divert any business from the Company or any of its affiliates operating in the Territory, (C) interfere with the business relationships between the Company and any of its affiliates operating in the Territory, on the one hand, and any of its respective customers, suppliers or others with whom they have business relationships, on the other hand, or (D) recruit or otherwise solicit or induce, or enter into or participate in any plan or arrangement to cause, any person who is an executive of, or otherwise performing services for, the Company or any of its affiliates to terminate his or her employment or other relationship with the Company or such affiliate, hire any person who has left the employ of the Company or any of its affiliates during the preceding twelve months, or hire any person who is or has been an executive officer of the Company or any of its affiliates at any time.


                                   Exhibit D
                              Employment Agreement

                (iii) The Executive shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used currently or in the past by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company or any affiliate of the Company.

                (iv) The ownership or control of up to five percent of the outstanding voting securities or securities of any class of a company with a class of securities registered under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a violation of the provisions of this Section 9(a).

            (b) Confidential Information.

                (i) The Executive acknowledges that in the course of his employment pursuant to this Agreement, he has had and is expected to continue to have extensive contact with customers of the Company and its affiliates, and to have knowledge of and access to trade secrets and other proprietary and confidential information of the Company and its affiliates, including, without limitation, the identity of customers and suppliers and other persons with whom the Company and its affiliates have business relationships, technical information, knowhow, plans, specifications, and information relating to the financial condition, results of operations, employees, products, products under development, inventions, sources, leads or methods of obtaining new products or business, pricing formulae, methods or procedures, cost of supplies or services and marketing strategies of the Company or its affiliates or any other information relating to the Company or its affiliates that could reasonably be regarded as


                                   Exhibit D
                              Employment Agreement
confidential or proprietary or which is not available to the public (collectively, the "CONFIDENTIAL INFORMATION"), and that such information, even to the extent it may be or have been developed or acquired by or through the efforts of the Executive, constitutes valuable, special and unique assets of the Company and its affiliates developed or acquired at great expense which are the exclusive property of the Company and its affiliates.

                (ii) Executive agrees not to use, disclose or exploit, for two
(2) years after leaving the Company's employ, Confidential Information (as defined in the preceding subsection) relating to the business of the Company (whether constituting a trade secret or not) which is or has been disclosed to Executive or of which Executive became aware as a consequence of or through his relationship to the Company and which has value to the Company and is not generally known to its competitors. However, such confidential data and information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

                (iii) Without limiting the generality of the foregoing, the Executive shall not, for two (2) years after leaving the Company's employ, directly or indirectly, disclose or otherwise make known to any person the names or addresses of any of the suppliers or customers of the Company or its affiliates, whether such persons are suppliers or customers as of the Effective Date or become such in the future and whether or not such persons have previously conducted business with the Executive in any capacity, or any information as to the Company's


                                   Exhibit D
                              Employment Agreement
executives and others providing services to the Company or its affiliates, including with respect to their abilities, compensation, benefits and other terms of employment or engagement.

                (iv) Upon the termination of the Executive's employment with the Company, the Executive shall promptly deliver to the Company all customer files, correspondence, manuals, notes, notebooks, reports and copies thereof, and all other materials relating to the Company's business, including without limitation any materials incorporating Confidential Information, which are in the possession or control of the Executive.

                (v) The Executive acknowledges that the Company would not enter into this Agreement without the assurances provided above with respect to the Confidential Information of the Company and its affiliates. Confidential Information for purposes of this Agreement shall be deemed not to include information which is generally available to the public, other than as a result of a breach by the Executive of an obligation of confidentiality.

            (c) Continuing Obligations. The Executive acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy to it in the event the covenants contained in subsections (a) and (b) of this Section 9 were not complied with in accordance with their terms. Accordingly, the Executive agrees that any breach or threatened breach by him of any provision of subsections (a) and (b) of this Section 9 shall entitle the Company to seek injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies which may be available to it and it shall be entitled to receive from the Executive reimbursement for all attorneys' fees and expenses incurred by it in enforcing these provisions (unless one of them is not the substantially prevailing party in



                                   Exhibit D
                              Employment Agreement
any legal action brought for such purposes). It is the desire and intent of the parties that the provisions of this Section 9 be enforced in full; however, if any provisions of this Section 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of this Section 9 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

            (d) Modification of Restrictive Period. In the event this Agreement is terminated either (x) by Employer at any time for any reason other than for Cause, as defined in Section 10 herein; or, (y) by Executive for Good Reason, as defined in Section 10 herein, the term "Restrictive Period" as described in
Section 9(a) shall terminate on the date all amounts otherwise payable to the Executive either have been paid to him or should have been paid to him pursuant to the terms of this Agreement.

         10. Termination. During the term of this Agreement, employment, including without limitation, except as otherwise provided in this Section 10 and Section 12, all compensation, salary, expenses reimbursement, and the Executive benefits may be terminated as follows:

            (a) At the election of the Company for Cause;


                                   Exhibit D
                              Employment Agreement

            (b) At the Executive's election, for Good Reason or upon the Company's breach of any material provision of this Agreement;

            (c) As used herein, the term "CAUSE" shall mean the occurrence of one or more of the following: (i) a material breach by the Executive of any provision of this Agreement which breach is not cured to the Company's reasonable satisfaction within ten days after written notice thereof, (ii) the Executive's gross negligence, willful misconduct or willful refusal or failure to perform in any material respect any of his duties or responsibilities under this Agreement, which does not cease to the Company's reasonable satisfaction within ten days after written notice thereof, (iii) the Executive's misappropriation for personal use of material assets or any business opportunity of the Company; (iv) the Board of Directors determination in good faith that the Executive engaged in conduct that is materially injurious to the Company, including but not limited to such conduct which the Executive knew to be in contravention of any federal or state employment law or regulation, or (v) any event, condition or circumstance which, pursuant to the provisions of PACA or other federal or state law, renders the Executive unemployable by the Company in the position and with the duties described in Section 3.

            (d) Upon the Executive's death, or, at the election of either party, upon the Executive's disability as determined in accordance with the standards and procedures under the Executive's then-current long-term disability insurance coverage provided by the Company, or, if such disability insurance coverage provided by the Company is not then in place, upon the Executive's disability resulting in inability to perform the duties described in Section 3 of this


                                   Exhibit D
                              Employment Agreement

Agreement for a period of one hundred and eighty days (180) days during any twelve (12) month period.

            (e) At the Executive's election by delivery of the thirty (30) days' notice thereof for any reason other than as set forth in Section 10(b) of this Agreement.

            (f) The term "GOOD REASON" shall mean action taken by the Company which results in:

               (i) a reduction in the Executive's Base Salary and or aggregate level of benefits;

               (ii) any requirement by the Company that the Executive relocate to a location more than fifty (50) miles from the offices of the Company set forth in Section B of Appendix I attached hereto; or,

               (iii) a material breach of this Agreement by the Company.

            (g) Provided there has not occurred a Change in Control as set forth in Section 12 of this Agreement, if this Agreement is either (i) terminated by the Company at any time for any reason other than for Cause or terminated by the Executive for Good Reason; or, (ii) not renewed by the Company at the expiration of the Term and the Executive resigns as an officer and employee of the Company within thirty (30) days after the expiration of the Term, then the Company shall pay to the Executive as the Executive's sole remedy hereunder the Executive's Base Salary and Bonus Amount for a term equal to the greater of either (y) the remaining months of this Agreement, or (z) twelve (12) months. [NOTE: AS TO JOHN GRAY ONLY, 6 MONTHS IS SUBSTITUTED FOR 12 MONTHS IN THE PRECEDING PARAGRAPH.]


                                   Exhibit D
                              Employment Agreement

            (h) If the Agreement is terminated either for Cause or by the Executive pursuant to Section 10(e) of this Agreement, the Executive shall receive no further compensation or benefits, other than the Executive's Base Salary and Bonus Amount accrued through the date of such termination.

         11. Notices.

         All notices provided for herein shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States Mail, registered or certified, return receipt requested, with proper postage prepaid and addressed as follows:

         Company:          Fresh America Corp.
                           6600 LBJ Freeway, Suite 180
                           Dallas, Texas 75240
                           Attn:   Chairman, Compensation Committee
                                   of the Board of Directors

         Executive:

         12. Change in Control. None of the benefits provided in Section 12 of this Agreement shall be payable to the Executive unless (i) there shall have been a Change in Control of the Company, as set forth in this Section 12, and
(ii) the Executive was employed by the Company at least ninety (90) days prior to such time.

            (a) A "CHANGE IN CONTROL" shall be deemed to have occurred if (i) during the Term of this Agreement, the individuals constituting the Company's Board of Directors at the effective



                                   Exhibit D
                              Employment Agreement
date of this Agreement (the "BEGINNING COMPANY BOARD") cease for any reason to constitute at least a majority of the Board of Directors, provided that in making such determination, a director elected by or on the recommendation of the Beginning Company Board shall be deemed to be a member of such Beginning Company Board, excluding, for this purpose, any director whose assumption of office occurs as a result of an actual or threatened election contest or proxy contest with respect to the election or removal of directors; or, (ii) more than 35% of the Company's outstanding common stock or equivalent in voting power of any class or classes of outstanding securities of Company entitled to vote in elections of directors shall be acquired by any corporation, other person or group. The term "group" shall mean persons who act in concert as described in
Section 13(d)(3) or 14(d) (2) of the Securities Exchange Act of 1934 as amended; or, (iii) the Company shall become a subsidiary of another corporation or shall be merged or consolidated into another corporation; or, (iv) substantially all of the assets of the Company shall be sold to another entity other than a sale to a wholly-owned subsidiary of the Company; or, (v) the sale or transfer of a majority of the stock or substantially all of the assets of the Company regardless of the form of the transaction, other than a sale to transfer to a wholly owned subsidiary of the Company and in the case of (iii), (iv), or (v) above, any of (x) less than a majority of the outstanding voting shares of the parent or surviving corporation after such acquisition, merger or consolidation are owned immediately after such acquisition, merger or consolidation by the owners of the voting shares of the Company immediately before such acquisition, merger or consolidation, or (y) a person or entity (excluding any corporation resulting from such business combination or any employee benefit plan or related trust of the



                                   Exhibit D
                              Employment Agreement

Company or such resulting corporation) beneficially owns or controls 35% or more of the combined voting power of the then outstanding securities of such corporation, except to the extent that such ownership existed prior to the business combination, or (z) less than a majority of the members of the board of directors of the corporation resulting from such business combination were members of the Company's Board of Directors at the time of the execution of the initial agreement for such merger or consolidation.


            (b) In the event of a Change in Control of the Company, the Executive shall be entitled for a period of ninety (90) days after the date of closing of the transaction effecting such Change in Control and at his election, to either (i) deliver written notice to the Company and the Company of termination of this Agreement whereupon the Company will continue to pay the Executive's base salary for twelve (12) months after termination; provided that all other benefits or compensation, including incentive compensation, shall be terminated as of the termination of this Agreement; or, (ii) deliver written notice to the Company that he intends to remain in the employ of the Company and the Company shall employ the Executive, for the remainder of the term of this Agreement, or twenty four (24) months, whichever is greater, performing the same duties that he was performing at the time of the effective date of the Change in Control and with the same title, compensation, benefits, reporting requirements and location. Any extension of employment under this Section 12(b) shall be deemed an extension of the term of this Agreement, during which all provisions of this Agreement shall remain in effect.

            (c) Subject to the terms and conditions of this Agreement, following a Change in Control of the Company, if the Executive elects to remain hereunder and is terminated without



                                   Exhibit D
                              Employment Agreement

Cause, the Executive shall receive the compensation set forth in Section 12(c)(1) of this Agreement in consideration for the services to be provided on behalf of the Company as set forth herein.

            (1) If the Company terminates the Executive without Cause, or if the Company takes any action specified in Section 12(c)(2) of this Agreement during the term of this Agreement following the date of occurrence of a Change in Control of the Company, (the "TERMINATION OF EMPLOYMENT"), the Company shall pay the Executive a lump sum cash payment in an amount equal to the product of
(x) two and eleven twelfth's (2 and 11/12) multiplied by (y) the Executive's annual compensation from the Company, including salary, bonuses, all perquisites, and all other forms of compensation paid to the Executive for his benefit or the benefit of his family, however characterized, for the fiscal year during the term of this Agreement for which such compensation was highest (the "EXECUTIVE'S ANNUAL SALARY") multiplied by (z) a fraction of which the numerator shall be 35 less the number of full months that have expired since the effective date of the Change in Control and the denominator shall be 35. The payment provided for in this Section 12(c)(1) shall be due and payable to the Executive within thirty (30) days after the date of the Termination of Employment.

            (2) During the remaining term of this Agreement following the effective date of a Change in Control, if the Company takes any of the following actions, such action shall be deemed to be a termination without Cause. Those actions are: (i) a reduction in the Executive's salary, bonus provisions or other perquisites as were in effect immediately prior to a Change in Control of the Company, (ii) a material change in the Executive's status, offices, titles, reporting



                                   Exhibit D
                              Employment Agreement
requirements, duties or responsibilities with the Company as in effect immediately prior to a Change in Control of the Company, or (iii) the Company's requirement that Executive relocate more than fifty (50) miles from the offices of the Company immediately prior to a Change in Control of the Company set forth in Section B of Appendix I attached hereto. In any such event, Executive shall be entitled to all payments provided for in Section 12(c)(1) of this Agreement.

            (d) Notwithstanding any other provision of this Section 12 of this Agreement, in no event shall the Company pay or be obligated to pay the Executive an amount which would be an Excess Parachute Payment. The term "Excess Parachute Payment" shall mean any payment or any portion thereof which would be an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and would result in the imposition of an excise tax under Section 4999 of the Code, in the opinion of tax counsel selected by the Company's independent accountants and acceptable to the Executive. If it is established pursuant to a final determination of a court or an Internal Revenue Service administrative appeals proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Section 12 of the Agreement, a payment (or portion thereof) made is an Excess Parachute Payment, then, except as hereafter provided, the Executive shall have the obligation to repay the Company upon demand an amount equal to the minimum amount (but without interest) necessary to insure that no payments made or to be made by the Company pursuant to this Section 12 of the Agreement is an Excess Parachute Payment; provided, however, that if, in the opinion of tax counsel selected by the Company's independent


                                   Exhibit D
                              Employment Agreement
accountants and acceptable to the Executive, such repayment will not ensure that no Excess Parachute Payment would be made hereunder, then (1) no such repayment obligation will exist and (2) the Company shall pay to the Executive an additional amount in cash equal to the amount necessary to cause the amount of the aggregate after-tax cash compensation and benefits otherwise receivable by the Executive to be equal to the aggregate after-tax cash compensation and benefits he would have received as if Sections 280G and 4999 of the Code had not been enacted.

        13.  Resolution of Disputes: Arbitration.

            (a) Except as contemplated in Section 9, the Company and the Executive shall use their best efforts to resolve any dispute, controversy or claim between them with respect to any matter related to or arising out of this Agreement (each, a "Dispute") through negotiation. Such negotiation shall begin immediately after a party has delivered to the other party a written request for such negotiation. If within 60 days following the date on which such notice is given, the parties fail to resolve the dispute through such negotiations, then either party may initiate an arbitration proceeding in accordance with this
Section 13.

            (b) Subject to Section 13(a), any Dispute shall be referred to and finally resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the Commercial Arbitration Rules of the AAA and the provisions of this Section 13, before a single arbitrator to be appointed by the mutual consent of the Company and the Executive. In



                                   Exhibit D
                              Employment Agreement
the event that the parties cannot agree on an arbitrator, the parties agree that the AAA shall designate an arbitrator. The arbitration proceedings shall be held in Dallas, Texas.

            (c) The arbitrator shall decide the Dispute in accordance with this Agreement and the laws of the State of Texas applicable to agreements made and to be performed entirely within such State. The decision of the arbitrator shall be in writing and presented in separate findings of fact and law. The award of the arbitrator shall be final and binding on the parties from which no appeal may be taken, and an order confirming the award or judgment upon the award may be entered into in any court having jurisdiction there over.

            (d) Prior to the appointment of the arbitrator, the Company or the Executive may seek provisional remedies, including, without limitation, temporary restraining orders and preliminary injunctions. After the appointment of the arbitrator, the arbitrator shall have sole authority to grant such provisional remedies as the arbitrator, in its sole discretion, deems necessary and appropriate.

            (e) The arbitrator, in the award, may assess the fees and expenses of the arbitrator and of the arbitration proceeding, and the witness and attorneys' fees of the parties, or any part thereof, against either the Company or the Executive or both of them, taking into account the circumstances of the case. Except as assessed by the arbitrator in the award and as provided in the preceding sentence, the Company and the Executive shall each bear their own costs in connection with the arbitration proceeding, and shall each bear 50% of the fees and expenses of the arbitrator.


                                   Exhibit D
                              Employment Agreement

         14. Miscellaneous.

            (a) Modification, Waiver, etc. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and a duly authorized officer of the Company. No waiver by any party hereto at any time of any breach of another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement shall be binding on and inure to the benefit of the successors and assigns of the Company.

            (b) Withholding Taxes. The Company may withhold from amounts payable under this Agreement such Federal, state and local taxes as are required to be withheld pursuant to any applicable law or regulation and the Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding from amounts from any compensation or other amount owing from the Company to Executive) to satisfy all obligations for the payment of such taxes.

            (c) Continuation of Employment. Unless the parties otherwise agree in writing, continuation of Executive's employment with the Company beyond the expiration of the Term shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement and Executive's employment may thereafter be terminated at will by Executive or the Company without further obligation of either party hereunder.

            (d) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas applicable to agreements made



                                   Exhibit D
                              Employment Agreement
and to be performed entirely in Texas, without regard to the conflict of laws principles of such State.

            (e) Assignment. This Agreement is a personal contract, and the rights and interests of the Executive hereunder may not, during the Term, be sold, transferred, assigned, pledged or hypothecated. This Agreement may be assigned by the Company to a company which is wholly-owned or controlled directly or indirectly by the Company, or which is a successor-in-interest to substantially all of the business operations of the Company. Such assignment shall become effective when the Company, shall have notified the Executive of such assignment or at such later date as may be specified in such notice. Upon such assignment the rights and obligations of the Company, hereunder shall become the rights and obligations of such company, and the Company shall have no further rights or obligations hereunder; provided, however, that the Company shall guarantee the obligations of such company to the Executive under this Agreement.

            (f) Definition of Terms. The term "affiliate", when used in this Agreement with respect to any person, means any person that, directly or indirectly, controls, is controlled by or is under common control with such person, and with respect to any natural person, includes the members of such person's immediate family (spouse, children and parents). The term "person", when used in this Agreement, means any natural person or entity with legal status.
            (g) Severability of Invalid or Unenforceable Provisions. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or


                                   Exhibit D
                              Employment Agreement
enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

            (i) Entire Agreement. This Agreement, together with Schedule A, and Appendix I, sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, understandings, promises, covenants, arrangements and communications, both oral or written, among the parties hereto in respect of the subject matter contained herein.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                         "Executive"

                                                                          (SEAL)
                                         ---------------------------------
                                         [name of Executive]

                                         "Company"

                                         Fresh America Corp.


                                         By:
                                         Its:



                                   Exhibit D
                              Employment Agreement

                                   Schedule A


                                   BONUS PLAN


The Bonus Plan shall be such plan adopted by the Company as of the Effective Time substantially on the terms recommended by Price Waterhouse Coopers, LLP or such other independent compensation consulting firm employed by the Board of Directors (the "Compensation Consultant"); provided, however, such plan shall enable the Executive to earn a maximum Bonus Amount equal to 110% of his Base Salary upon the attainment by the Company of financial earnings that are reasonably attainable.



                                   Exhibit D
                              Employment Agreement

                       Appendix I to Employment Agreement

   between [      ] and [              ] (the "Employment Agreement")
   ------------------------------------------------------------------

A.   Capacity, Duties and Responsibilities.

B.   Place of Performance.

     The greater Dallas, Texas metropolitan area, or such other place as the Company and the Executive mutually agree.

C.   Compensation.

     Annual Base Salary: $      .
                          ------

     Bonus calculation:  To be determined in accordance with the Bonus Plan, attached to the Employment Agreement as Schedule A.

D.   Number of Weeks of Vacation.

E.   Other Long Term Compensation.

     Options: The number of Options granted by the Company as of the Effective Time in an amount of at least and at an exercise price of not more than recommended by the Compensation Consultant under the Company's existing stock option plan; provided, however, the stock option agreement to be entered into between the Executive and the Company pursuant to such grant shall provide that the Options shall vest one third per year starting with the first anniversary of the Effective Time.

     Other: Such other long term compensation plan or arrangement in which the Executive will be a participant as of the Effective Time substantially on the terms and in such amount as recommended by the Compensation Consultant.

                                                                      EXHIBIT F



===============================================================================


                            STOCKHOLDERS' AGREEMENT

                                     among

                        ROSECLIFF RCD MANAGEMENT, L.P.,

                    ROSECLIFF ALBERT FISHER PARTNERS, L.P.,

                            ROSECLIFF RCD PARTNERS,

                       ALBERT FISHER NORTH AMERICA, INC.,

                 ROSECLIFF RCD PARTNERS BENEFIT RESERVE TRUST,

                               DAVID I. SHEINFELD

                                      and

                               THOMAS M. HUBBARD

                -----------------------------------------------

                            Dated ________ __, 1999

                -----------------------------------------------



===============================================================================

                               TABLE OF CONTENTS

                                                                            Page
1.       Definitions..........................................................1



2.       Restrictions on Transfer of Shares...................................3
     2.1 Limitation on Transfer...............................................3
     2.2 Transfers in Compliance with Law; Substitution of Transferee.........3



3.       Corporate Governance.................................................4
     3.1 General..............................................................4
     3.2 Election of Directors; Number and Composition........................4
     3.3 Vacancies............................................................4



4.       After-Acquired Securities. ..........................................5



5.       Stock Certificate Legend.............................................5



6.       Miscellaneous........................................................6
     6.1 Notices..............................................................6
     6.2 Amendment and Waiver.................................................6
     6.3 Specific Performance.................................................7
     6.4 Headings.............................................................7
     6.5 Severability.........................................................7
     6.6 Entire Agreement.....................................................7
     6.7 Term of Agreement....................................................7
     6.8 Governing Law........................................................7
     6.9 Further Assurances...................................................7
     6.10 Successors and Assigns..............................................8
     6.11 Counterparts........................................................8

                            STOCKHOLDERS' AGREEMENT


           STOCKHOLDERS' AGREEMENT, dated as of _________ __, 1999 (this "Agreement"), by and among FreshPoint America, Inc., and Rosecliff RCD Management, L.P., Rosecliff Albert Fisher Partners, L.P., Rosecliff RCD Partners, Albert Fisher North America, Inc., Rosecliff RCD Partners Benefit Reserve Trust, David I. Sheinfeld and Thomas M. Hubbard (collectively, together with their respective permitted successors and assigns, including partners of the various partnerships signatory to this Agreement, the "Principal Stockholders").

           WHEREAS, pursuant to a merger of FreshPoint Holdings, Inc., a Delaware corporation ("Holdings"), with and into Fresh America Corp., a Texas corporation (the "Company"), with the Company as the surviving corporation, all of the outstanding shares of Holdings were converted into [ ] shares of Common Stock (as hereinafter defined);

           WHEREAS, to provide for the management of the Company and to avoid possible dissension among the Principal Stockholders, the parties hereto wish to restrict the transfer of the Shares (as hereinafter defined) and to provide for certain other rights and obligations.

           NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

           1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Albert Fisher" means The Albert Fisher Group PLC.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Charter Documents" means the Certificate of Incorporation and the Bylaws of the Company as in effect on the date hereof.

                  "Co-investor Partnerships" means Rosecliff-Palmetto Partners, L.P., Rosecliff-Mousseteek Partners, L.P., Rosecliff-Drakefield Partners, L.P., Rosecliff-CIR Partners, L.P., Rosecliff-SK Partners, L.P., and Rosecliff-ENE Partners, L.P.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" means the common stock, par value $1.00 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Fresh America Continuing Directors" means the following persons: (i) each of the following persons so long as he continues to serve as a member of the Board of Directors of the Company: David Sheinfeld, Steven Grinstead, Lawrence Jackson, Sheldon Stein and Colin Washburn; and (ii) each of their successors who became a director of the Company and whose nomination for election by the Company's stockholders was made pursuant to Section 3.2(ii) or
3.3 by the Fresh America Continuing Directors then on the Board of Directors of the Company.

                  "Fresh America Principal Stockholders" means David I. Sheinfeld and Thomas M. Hubbard.

                  "Fresh America Shares" means Shares then owned by the Fresh America Principal Stockholders.

                  "FreshPoint Designator" means PTJ GenPar, Inc. until such time as Rosecliff RCD Partners, and those of the Co-investor Partnerships that represent in the aggregate a majority of the partnership interest of Rosecliff RCD Partners held by all of the Co-investor Partnerships, are dissolved and the shares held by Rosecliff RCD Partners are distributed, at which time the rights and obligations of the FreshPoint Designator shall be transferred by PTJ GenPar, Inc. to such other person or persons, as reasonably accepted by Palmetto Partners, a Texas General Partnership, provided, however, that, if the FreshPoint Designator exercises its right to replace one of its designees on the Board of Directors and nominate a new designee for election at an annual meeting of shareholders of the Company, such new designee must be reasonably acceptable to the remainder of the directors whose nomination for election by the Company's shareholders was made pursuant to Section 3.2(i) or 3.3 by the FreshPoint Designator.

                  "FreshPoint Principal Stockholders" means the Principal Stockholders other than the Fresh America Principal Stockholders.

                  "FreshPoint Shares" means Shares then owned by the FreshPoint Principal Stockholders.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                  "Principal Stockholders" has the meaning set forth in the preamble of this Agreement.

                  "Public Sales" means any sale of Common Stock pursuant to (i) an effective Registration Statement filed under the Securities Act, (ii) Rule 144 under the Securities Act, or (iii) any other sale into the public market for which a Registration Statement is not required.

                  "Registration Statement" means a registration statement filed pursuant to the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Shares" means, with respect to each Principal Stockholder, all shares of Common Stock now owned or hereafter acquired by such Principal Stockholder.

                  "transfer" has the meaning assigned to such term in Section
2.1.

           2.     Restrictions on Transfer of Shares.

                  2.1 Limitation on Transfer. No Principal Stockholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) any Shares or any right, title or interest therein or thereto (each a "transfer"), except a bona fide sale or pledge of such Shares (including pursuant to a statutory merger transaction) in accordance with the provisions of this Agreement including, but not limited to, Section 2.2. Any attempt to transfer any Shares in violation of the preceding sentence shall be null and void ab initio and the Company shall not register any such transfer.

                  2.2 Transfers in Compliance with Law; Substitution of Transferee. Notwithstanding any other provision of this Agreement, no transfer may be made (a) unless the transfer complies in all respects with the applicable provisions of this Agreement and applicable federal and state securities laws, including, without limitation, the Securities Act and (b) other than pursuant to a Public Sale, unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement (whereupon such transferee shall be substituted for, and shall enjoy the same rights and be subject to the same obligations, as its predecessor hereunder). A Principal Stockholder may not encumber or pledge its Shares unless the pledgee agrees in writing to be bound by the terms and conditions of this Agreement. Nothing herein shall prohibit a Public Sale made in accordance with applicable law.

           3.     Corporate Governance.

                  3.1 General. Each Principal Stockholder shall vote its Shares at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders of the Company and shall take all other actions necessary, to give effect to the provisions of this Agreement (including, without limitation, Section 3.2 hereof), and to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement.

                  3.2 Election of Directors; Number and Composition. Each Principal Stockholder agrees that the number of directors constituting the entire Board of Directors shall be eleven, comprised of the following individuals:

                      (i) six individuals designated by the FreshPoint Designator, which shall initially be Mitt Parker, Brian Sturgeon, John
         J. Geisler, Donald R. Kendall, John Gutfreund and Robert Dussler; provided, however, that (1) one of these individuals shall be Mitt Parker so long as he serves as the chief executive officer of the Company, (2) one of these individuals shall be Brian Sturgeon so long as he serves as the Executive Vice President of the Company and the Food Services Division President, and (3) Albert Fisher shall have the right to designate one of these individuals upon written notice to the FreshPoint Designator, such notice to be given at least 90 days prior to the annual meeting of the shareholders of the Company, so long as Albert Fisher owns Shares representing at least 5% of the outstanding Common

         Stock or at least 50% of its shares as of the date of this Agreement, provided, however, that an individual designated by Albert Fisher may be designated for removal by the FreshPoint Designator from and after the date Albert Fisher owns Shares representing less than 5% of the outstanding Common Stock or less than 50% of its shares as of the date of this Agreement; and

                      (ii) David Sheinfeld, Steve Grinstead, Lawrence Jackson, Shelly Stein and Colin Washburn; provided, however, that if any of such individuals is no longer serving for any reason, a majority of the Fresh America Continuing Directors shall designate a replacement individual (the "Fresh America Designators").

                  3.3 Vacancies. If at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any Director, then each Principal Stockholder shall, as soon as practicable after the date such vacancy first occurs and in any event prior to the transaction of any other business by the stockholders of the Company or the Board of Directors, take action, including the voting of its Shares, to elect a successor as provided in Section 3.2, provided, however, that the Board of Directors shall not be prevented from taking any action if the failure to take such action would be a breach of its fiduciary duties.

           4. After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares now owned or that may be issued or transferred hereafter to a Principal Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of the Shares (including without limitation, upon the exercise of any option or warrant), corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or that are acquired by a Principal Stockholder in any other manner.

           5. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by any Principal Stockholder shall, for as long as this Agreement is effective, bear legends substantially in the following forms:

         THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS' AGREEMENT, DATED AS OF _____ __, 1999 (THE "STOCKHOLDERS' AGREEMENT"), AMONG [STOCKHOLDERS], A COPY OF WHICH MAY BE INSPECTED AT

         THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS' AGREEMENT.

                  Provided, however, that if Shares are transferred to a permitted transferee pursuant to a Public Sale, the certificates representing such Shares shall not bear such legend and, if required by the transferor in order to make the transfer, the Company, at its own expense, shall provide an opinion of counsel that such transfer may be properly made without registration under the Securities Act or that such Shares have been registered under a Registration Statement which is in effect at the date of such transfer.

           6.     Miscellaneous.

                  6.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

           (a) if to the Company:
               with a copy to:

           (b) if to the Principal Stockholders, to the addresses set forth on Schedule A attached hereto.

Any party may, by notice given in accordance with this Section 6.1, designate another address or person for receipt of notices hereunder.

           6.2 Amendment and Waiver.

               (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

               (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the

Principal Stockholders holding two-thirds of the Fresh America Shares and the FreshPoint Shares provided, however, that modifications to Albert Fisher's rights under Section 3.2(i) shall also require the written approval of Albert Fisher and provided, further, that modifications extending the term of this Agreement or imposing additional restrictions or obligations, shall require the written approval of all Principal Stockholders, and (ii) only in the specific instance and for the specific purpose for which made or given.

           6.3 Specific Performance. The parties hereto intend that each of the parties has the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

           6.4 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           6.5 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

           6.6 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           6.7 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall continue in effect until the earlier of (i) such time as two annual meetings of the stockholders of the Company have taken place following 180 days from the date hereof, (ii) such time as the FreshPoint Principal Stockholders cease to own at least 15% of the outstanding Common Stock; provided that this Agreement shall cease to be effective as to a particular Principal Stockholder when it ceases to own any Shares or (iii) the third anniversary of the date hereof.

           6.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

           6.9 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

           6.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement.

           6.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.


                                        ROSECLIFF RCD MANAGEMENT, L.P.


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:


                                        ROSECLIFF ALBERT FISHER PARTNERS, L.P.


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:


                                        ROSECLIFF RCD PARTNERS


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                        ALBERT FISHER NORTH AMERICA, INC.


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:



                                        ROSECLIFF RCD PARTNERS BENEFIT
                                        RESERVE TRUST


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ---------------------------------
                                            David I. Sheinfeld

                                        By:
                                            ---------------------------------
                                            Thomas M. Hubbard

                                                                      EXHIBIT J

                         REGISTRATION RIGHTS AGREEMENT

                                     among

                            FRESHPOINT AMERICA, INC.

                                      and

                        ROSECLIFF RCD MANAGEMENT, L.P.,

                    ROSECLIFF ALBERT FISHER PARTNERS, L.P.,

                            ROSECLIFF RCD PARTNERS,

                       ALBERT FISHER NORTH AMERICA, INC.

                                      and

                  ROSECLIFF RCD PARTNERS BENEFIT RESERVE TRUST
             -----------------------------------------------------

                    Common Stock, par value $0.01 per share
             -----------------------------------------------------

                        Dated as of __________ __, 1999


===============================================================================

                               TABLE OF CONTENTS

                                                                            Page
1.       Securities Subject to this Agreement.................................1



2.       Registration Under Securities Act....................................2
     2.1 Registration on Request..............................................2
     2.2 Piggy-Back Registration..............................................4
     (a) Piggy-Back Rights....................................................4
     (b) Priority in Piggy-Back Registration..................................5
     (c) Expenses.............................................................5
     2.3 Registration Procedures..............................................5
     2.4 (a) Underwritten Offerings...........................................8
     2.5 Preparation; Reasonable Investigation................................9
     2.6 Indemnification.....................................................10



3.       Lock Up.............................................................13



4.       Definitions.........................................................13



5.       Rule 144............................................................14



6.       Amendments and Waivers..............................................14



7.       Nominees for Beneficial Owners......................................14



8.       Notices.............................................................15

9.       Assignment..........................................................15



10.      Calculation of Percentage Interests in Registrable Securities.......15



11.      No Inconsistent Agreements..........................................15



12.      Remedies............................................................15



13.      Severability........................................................16



14.      Entire Agreement....................................................16



15.      Descriptive Headings................................................16



16.      Governing Law.......................................................16



17.      Counterparts........................................................16



18.      Term of Agreement...................................................16



19.      No Third Party Beneficiaries........................................16

                         REGISTRATION RIGHTS AGREEMENT


           REGISTRATION RIGHTS AGREEMENT, dated as of ____________, 1999 (the "Agreement"), by and among FreshPoint America, Inc., a Delaware corporation (the "Company"), and Rosecliff RCD Management, L.P., Rosecliff Albert Fisher Partners, L.P., Rosecliff RCD Partners, Albert Fisher North America, Inc. and Rosecliff RCD Partners Benefit Reserve Trust, whose names appear on the signature pages hereto under the heading "RIGHTS HOLDERS" (collectively, the "Initial Holders"), and, subject to Section 9 hereof, any of their respective
(a) successors-in-interest by merger, consolidation or similar transaction, (b) family members, trusts wholly or principally for the benefit of family members and affiliates to whom an Initial Holder or its successor-in-interest transfers any of the Registrable Securities (as hereinafter defined) initially issued to such Initial Holder and (c) any other person or persons to whom an Initial Holder transfers the Registrable Securities initially issued to such Initial Holder in accordance with the terms hereof or any subsequent transferee of such person (including partners of the various partnerships signatory to the Agreement), which family member, trust, affiliate or person described in clause
(b) or (c) is registered on the books of the Company (together with the Initial Holders, such successors-in-interest, family members, trusts, affiliates and other persons are hereinafter sometimes referred to as the "Holders").

           This Agreement is made pursuant to the Agreement and Plan of Merger, dated as of __________, 1999, as amended from time to time (the "Merger Agreement"), by and between Fresh America, Inc. and FreshPoint Holdings, Inc. ("Holdings"), pursuant to which, among other things, (a) Holdings is merging with and into the Company (the "Merger"), with the Company being the surviving corporation and (b) the Company is issuing shares (the "Shares") of its common stock to the Initial Holders. In order to induce Holdings to enter into the Merger Agreement and the Initial Holders to vote in favor of, or consent to, the Merger, the Company has agreed to provide certain registration rights with respect to the Shares as set forth in this Agreement.

           In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

           1. Securities Subject to this Agreement1. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Shares and any other securities issued by the company in exchange for any of the Shares (collectively, the "Registrable Securities") but, with respect to any particular Registrable Security, only so long as it continues to be a Registrable Security. Registrable Securities shall include any securities issued as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding shares of Registrable Securities into a greater number of shares (by reclassification, stock split or otherwise). For the purposes of this Agreement, a security that was at one time a Registrable Security shall cease to be a Registrable Security when (a) such security has been effectively registered under the Securities Act and has been disposed of pursuant to such registration statement, (b) such security has been distributed, or may be distributed without any limitation on volume, to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, provided, that, for purposes of this Agreement, any Holder which, together with its affiliates, holds at least 5% of the Company's issued and outstanding capital shall be deemed to hold Registrable Securities hereunder whether or not such Holder is subject to such volume limitations under Rule 144 or, (c) such security has ceased to be outstanding.

           2.     Registration Under Securities Act.

                  2.1 Registration on Request.

                      (a) Shelf Registration. The Company agrees that it shall cause to be filed as soon as reasonably practicable following the date hereof but in no event later than 45 days after the date hereof a "shelf" registration statement (a "Shelf Registration") on Form S-3 or any other appropriate form under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the Securities and Exchange Commission (the "Commission") (and shall register or qualify the shares to be sold in such offering under such other securities or "blue sky" laws as would be required pursuant to Section 2.2 hereof) covering the entire issue of Registrable Securities. Prior to the filing of the Shelf Registration or any supplement or amendment thereto, the Company will furnish copies of the Shelf Registration or such amendment to one counsel designated by the Holders of a majority of the Registrable Securities participating in the offering (who shall provide copies to any Holder upon its request), and will not file the Shelf Registration or such amendment without the prior consent of such counsel, which consent shall not be unreasonably withheld. The Company shall use its best efforts to (a) cause the Shelf Registration to be declared effective by the Commission as soon as reasonably practicable after its filing, but in any event on the 180th day following the date hereof, and (b) keep the Shelf Registration continuously effective (and register or qualify the shares to be sold in such offering under such other securities or "blue sky" laws as would be required pursuant to Section 2.2 hereof) until the termination of this Agreement pursuant to Section 18. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration agrees to deliver a notice to the Company at least three Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, if
(i) the Company shall furnish to the Holders a certificate signed by the Chief Financial Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be significantly disadvantageous to the Company and its stockholders for any such Shelf Registration to be amended or supplemented and (ii) the need for such an amendment or supplement is not caused by a proposed public offering of any securities of the Company by any of its shareholders (other than an offering made pursuant to a registration on Form S-8), the Company may defer such amending or supplementing of such Shelf Registration for not more than 60 days and in such event the Holders shall be required to discontinue disposition of any Registrable Securities covered by such Shelf Registration during such period; provided, however, that the Company may not, in any 180 day period, defer such amendment or supplement for more than 60 days. Notwithstanding the foregoing, in connection with any amendment or supplement required to effect a public offering of securities by the Company, the Company shall file such amendment or supplement no later than the same day that it files a registration statement relating to such offering and shall provide written notice of the filing of such amendment or supplement to the Holders of Registrable Securities promptly following such filing. The Company shall pay all Registration Expenses incurred in connection with the Shelf Registration and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration. Each of the Holders that distributes Registrable Securities pursuant to such registration shall pay its pro rata portion of any underwriting discounts or commissions and transfer taxes relating to the sale of its Registrable Securities. In no event shall the Shelf Registration include securities other than Registrable Securities, unless the Holders of a majority of the Registrable Securities then outstanding consent to such inclusion.

                      (b) Underwriting Procedures. If the Holders of 20% or more of the Registrable Securities then outstanding, but not less than 5% of the Company's issued and outstanding common stock, or any Holder, directly or together with any permitted transferees (including, but not limited to, affiliates) of such Holder, of at least 5% of the Company's issued and outstanding common stock (the "Demanding Holders") so elect from time to time, the offering of all or a portion of the Registrable Securities pursuant to such Shelf Registration shall be in the form of an underwritten offering. Upon receiving notification by the Demanding Holders of their election for an underwritten offering, the Company shall promptly deliver a notification of such election to each Holder of Registrable Securities who is not a Demanding Holder. All Holders of Registrable Securities shall be entitled to participate in such offering in accordance with the terms hereof if they so notify the Company of their desire to do so, specifying the amount of Registrable Securities they wish to include, within 15 days of receipt of such notice from the Company. The managing underwriter or managing underwriters of the underwritten offering to which the Shelf Registration relates shall be a firm or firms of nationally recognized standing selected by the Holders of a majority of the Registrable Securities participating in such offering, and shall be reasonably acceptable to the Company.

                      (c) Priority in Requested Registration. If a registration under this Section 2.1 involves an underwritten public offering, and the managing underwriter of such underwritten offering shall in good faith advise the Company in writing (with a copy to each selling Holder) that, in its opinion, the number of shares of Registrable Securities requested to be included in such registration would materially and adversely affect the success of such offering, then the number of shares of Registrable Securities to be included in such offering shall be reduced to the amount recommended by such managing underwriter, and the shares to be included in such registration shall be determined in the following order of priority: first, the Put Shares (as defined below) held by any Holder; and second, among the remaining number of the Registrable Securities (the "Demand Share Balance") as provided below.

           A Holder's amount of Registrable Securities to be included in an underwritten public offering pursuant to clause second above shall equal the product of the Demand Share Balance multiplied by a fraction, the numerator of which is the sum

(the "Sum") of (i) the number of C Shares (as defined below) held by such Holder plus (ii) twice the number of P Shares held by such Holder, and the denominator of which is the aggregate of the Sum calculated for all the Holders participating in such offering.

           "C Shares" means, as at any date, the number of shares of Registrable Securities held by a Holder that were received by such Holder upon the exchange of the common stock (or warrants exercisable into common stock), of Holdings. The initial amount of C shares for each Initial Holder is set forth on Schedule 2.1.

           "P Shares" means, as at any date, the number of shares of Registrable Securities held by a Holder that were received by such Holder upon the exchange of the Series A and A-2 Exchangeable Preferred Stock of Holdings. The initial amount of P Shares for each Initial Holder is set forth on Schedule 2.1.

           "Put Shares" means, as at any date, the number of shares of Registrable Securities held by a Holder that were received by such Holder upon the exchange of the Series A-1 Exchangeable Preferred Stock of Holdings (plus accrued dividends). The initial amount of Put Shares for each Initial Holder is set forth on Schedule 2.1.

           If any shares of a Holder cease to be Registrable Securities, the Holder's Put Shares, P Shares and C Shares shall be reduced first by reducing Put Shares, then P Shares and last C Shares.

                  2.2 Piggy-Back Registration.

                      (a) Piggy-Back Rights. If the Company proposes to file a registration statement for an underwritten public offering under the Securities Act with respect to an offering by the Company of any class of security (other than a registration statement on Form S-4 or S-8 (or any successor form thereto)) under the Securities Act (a "Company Offering"), then the Company shall give written notice of such proposed filing to each of the Holders at least fifteen (15) days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended) and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request. The Company shall use its best efforts to cause the managing underwriter or underwriters of an underwritten Company Offering (the "Company Underwriter") to permit the Holders who have requested to participate in the registration for the Company Offering within fifteen (15) days of the notice provided for in the preceding sentence to include such Registrable Securities in the Company Offering on the same terms and conditions as the securities of the Company included therein. Notwithstanding the foregoing, (i) if it is the Company Underwriter's opinion that the total amount of securities which the Holders and the Company intend to include in the Company Offering is sufficiently large so as to have a material adverse effect on the distribution of the securities included in the Company Offering, then the securities proposed to be included in the Company Offering by all Holders shall be reduced, in accordance with Section 2.2(b) below, to the extent necessary to reduce the securities included in the Company Offering to the amount recommended by the Company Underwriter.

                      (b) Priority in Piggy-Back Registration(b) Priority in Piggy-Back Registration. The shares of Registrable Securities to be included in the registration of a Company Offering shall be determined in the following order of priority: first, the securities proposed to be registered by the Company; second, the Put Shares held by any Holder; and third among the remaining number of Registrable Securities of the Holders participating in such registration (the "Piggy Back Share Balance") as provided below.

           A Holder's amount of Registrable Securities to be included in a Company Offering pursuant to clause third above shall equal the product of the Piggy Back Share Balance multiplied by a fraction, the numerator of which is the sum of (i) the number of C Shares held by such Holder plus (ii) twice the number of P Shares held by such Holder and the denominator of which is the aggregate of the Sum calculated for all the Holders participating in such offering.

                      (c) Expenses(c) Expenses. The Company shall bear all Registration Expenses in connection with any registration pursuant to this
Section 2.2; provided, however, that each of the Holders that distributes Registrable Securities pursuant to a Shelf Registration shall pay its pro rata portion of any underwriting discounts or commissions and transfer taxes relating to the sale of its Registrable Securities.

                  2.3 Registration Procedures. In connection with the registration statement filed pursuant to Section 2.1, the Company will, as expeditiously as possible:

                      (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement or as may be reasonably requested by the Holders of a majority of the Registrable Securities participating in such offering, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                      (ii) furnish to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                      (iii) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision
         (iii) be obligated to be so qualified, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                      (iv) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                      (v) use its best efforts to furnish at the effective date of such registration statement and, if applicable, the date of the closing under the underwriting agreement, to each seller of Registrable Securities, and each such seller's underwriters, if any, a signed counterpart of (x) an opinion of counsel for the Company, dated the closing date of the offering under such registration statement addressed to the underwriter(s), if any, and the participating Holders and (y) in connection with an underwritten offering, a

         "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities;

                      (vi) promptly notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and promptly prepare and furnish to each such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                      (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;

                      (viii) use its best efforts to list all Registrable Securities covered by such registration statement on the NYSE, the AMEX or such other national securities exchange on which Registrable Securities of the same class and, if applicable, series, covered by such registration statement are then listed or on the National Association of Securities Dealers Automated Quotations System, Inc. ("NASDAQ") if the Registrable Securities are quoted on NASDAQ; and

                      (ix) In connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows".

The Company may (i) require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and (ii) require each seller of Registrable Securities to agree to comply with the Securities Act and the Exchange Act in connection with the registration and distribution of the Registrable Securities.

           Notwithstanding the foregoing, if any such registration or comparable statement refers to any Holder by name or otherwise as the Holder of any securities of the Company and in its sole and exclusive judgment such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company.

           Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vi) of this
Section 2.3, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vi) of this
Section 2.3 and, if so directed by the Company, will promptly deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  2.4 (a) Underwritten Offerings. If requested by the underwriters for any underwritten offering by Holders of Registrable Securities pursuant to the Shelf Registration, the Company will use its best efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to each such Holder, the Company and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6. The Holders of the Registrable Securities proposed to be sold by such underwriters will reasonably cooperate with the Company in the negotiation of the underwriting agreement. Such Holders of Registrable Securities to be sold by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such Holder and such Holder's Registrable Securities and such Holder's intended method of distribution.

                      (b) Holdback Agreement. The Company agrees (i) not to effect any public offering or distribution of any capital stock of the Company during the 10 days prior to the date on which any underwritten registration pursuant to Section 2.1 has become effective and until 90 days after the effective date of such underwritten registration, except as part of such underwritten registration, and (ii) to cause each holder of any capital stock acquired from the Company at any time on or after the date of this Agreement (other than in a public offering), to agree not to effect any public offering or distribution of such securities, during such period.

                    2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company (i) shall give a representative Holder designated in writing to the Company by the Holders of a majority of the Registrable Securities participating in the offering (the "Representative"), such Holders' underwriters, if any, and counsel and accountants designated by the Representative, as the case may be, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) shall give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Representative and such underwriters or such counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act and (iii) shall promptly notify the Representative and its counsel of any stop order issued or threatened by the Commission and promptly take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  2.6 Indemnification.

                      (a) Indemnification by the Company. The Company will, and hereby does, indemnify, hold harmless and defend, in the case of any registration statement filed pursuant to, or otherwise covered by, Sections 2.1, 2.2 or 2.3, each seller of any Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, and their respective directors, officers, partners, shareholders, employees and affiliates against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, shareholder, employee, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities laws or other laws or any rule or regulation thereunder applicable to the Company and the Company will reimburse each such seller or underwriter and each such director, officer, partner, shareholder, employee, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such seller or any such director, officer, employee, affiliate, partner or controlling person and shall survive the transfer of such securities by such seller.

                      (b) Indemnification by the Sellers. As a result of including any Registrable Securities in any registration statement, each prospective seller of such Registrable Securities shall severally, and not jointly, indemnify, hold harmless and defend (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6) the Company, and each director, officer, employee and shareholder of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact contained in or any omission or alleged omission to state therein a material fact in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 2.6(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability.

                      (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 2.6, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 2.6. In case any such action is brought against an indemnified party the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, and so assuming such defense in a timely manner, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the indemnified party reasonably believes it is advisable for it to be represented by separate counsel because there exists a conflict of interest between its interests and those of the indemnifying party with respect to such claim, or there exist defenses available to such indemnified party which may not be available to the indemnifying party, or if the indemnifying party shall fail to assume responsibility for such defense, the indemnified party may retain counsel satisfactory to it and the indemnifying party shall pay all fees and expenses of such counsel. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably requested in connection with the defense of such claim and litigation resulting therefrom.

           The obligations of the Company and the Holders of Registrable Securities under this Section 2.6 shall survive the completion of any offering of

Registrable Securities in a registration statement under this Agreement and the termination of this Agreement.

                      (d) Contribution. If the indemnification provided for in this Section 2.6 shall for any reason be held by a court of competent jurisdiction to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement in connection with the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations (the relative fault of the Company and such prospective sellers to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such prospective sellers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld or delayed.

                      (e) Indemnification Payments. The indemnification and contribution required by this Section 2.6 shall be made by prompt periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

           3. Lock Up. Each of the Holders of the Registrable Securities agrees that it shall not, for a period of 180 days from the date hereof (the "Lock Up Period"), without the prior written consent of the Company, directly or indirectly, offer to sell, pledge, contract to sell, grant any option to purchase, or otherwise dispose of (each a "Transfer"), pursuant to a registration statement filed under the Securities Act or Rule 144 under the Securities Act, any shares of Registrable Securities of which the Holder is now the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act); provided, however, that each Holder of Registrable Securities may Transfer any shares of Registrable Securities in any other transaction but not in a transaction where the transferee reduces its risk by directly or indirectly engaging in a hedging or similar transaction through selling shares in the public market.

           4. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

           "AMEX" means the American Stock Exchange Inc.

           "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required by law to be closed.

           "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such successor federal statute.

           "NYSE" means the New York Stock Exchange, Inc.

           "Person" means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency, department or political subdivision thereof) or other entity of any kind.

           "Registration Expenses" means all costs, fees and expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions or transfer taxes with respect to the Registrable Securities) and the reasonable fees and expenses of one counsel to Holders of a majority of the Registrable Securities participating in an offering as contemplated herein.

           "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor federal statute.

           50 Rule 144. The Company shall take all actions reasonably necessary to enable Holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

           60 Amendments and Waivers. This Agreement may be amended with the written consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of each Holder of the Registrable Securities then outstanding affected by such amendment, action or omission to act, provided, however, that, such consent need not be obtained from any Holder owning less than 2% of the Company's issued and outstanding common stock. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 6, whether or not such Registrable Securities shall have been marked to indicate such consent.

           70 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the Holder of such Registrable Securities for purposes of any request, consent, waiver or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any

Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

           80    Notices. All notices, demands and other communications
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telex, telegram, telecopier, reputable courier service or personal delivery to the following addresses (or at such other address for a party as shall be specified by like notice):

                 (i)      if to

                 (ii)     if to the Company, to

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being sent by reputable courier service; three business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

           90 Assignment. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to any Holder of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or to take certain actions, contained herein. Any Holder may assign its rights with respect to the registration of any Registrable Securities to any transferee of such securities.

           100 Calculation of Percentage Interests in Registrable Securities. For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the total number of shares of Common Stock included in the definition of the Registrable Securities outstanding at the time such calculation is made.

           110 No Inconsistent Agreements. The Company will not hereafter enter into any agreement, or amend any existing agreement, with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement. The Holders hereby acknowledge that the John Hancock entities are the beneficiaries of certain registration rights pursuant to the Warrant Agreement dated as of May 4, 1998 among the Company and the Purchasers named therein.

           120 Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

           130 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

           140 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           150 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

           160 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

           170 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

           180 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall continue in effect until the earlier of (i) the third anniversary of the date hereof, or (ii) such time as all Registrable Securities shall cease to be Registrable Securities; provided, however, that, Sections 2.6, 8, 9, 12, 13, 14, 15, 16, 17 and 19 of this Agreement shall survive such termination.

           190 No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties hereto (and their permitted successors and assigns) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        FRESHPOINT AMERICA, INC.


                                        By:
                                            ---------------------------------
                                        Name:
                                            Title:


                                        RIGHTHOLDERS

                                        ROSECLIFF RCD MANAGEMENT, L.P.


                                        By:
                                            ---------------------------------
                                        Name:
                                            Title:

                                        ROSECLIFF ALBERT FISHER PARTNERS, L.P.


                                        By:
                                            ---------------------------------
                                        Name:
                                            Title:

                                        ROSECLIFF RCD PARTNERS


                                        By:
                                            ---------------------------------
                                        Name:
                                            Title:

                                        ALBERT FISHER NORTH AMERICA, INC.


                                        By:
                                            ---------------------------------
                                        Name:
                                            Title:


                                        ROSECLIFF RCD PARTNERS BENEFIT RESERVE
                                        TRUST


                                        By:
                                            ---------------------------------
                                        Name:
                                            Title:

                                 Schedule 2.1


Holder                 Put Shares             P Shares        C Shares
------                 ----------             --------        --------
